SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Washington Real Estate Investment Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 1, 2011

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust to be held on Tuesday, May 17, 2011. The formal Notice of the meeting and a Proxy Statement describing the proposals to be considered and voted upon are enclosed.

The Board of Trustees has nominated three individuals for election as trustees at the meeting and recommends that shareholders vote in favor of their election. In addition to the election of the trustees, we are recommending your ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011. We are also recommending your approval of four separate voting proposals for the amendment of our declaration of trust to (i) change the current 70% supermajority vote requirement to amend or repeal certain sections of the current declaration of trust to a majority of the votes entitled to be cast, (ii) change the vote requirement to elect trustees to a majority of the votes cast with a mandatory resignation policy, (iii) update and modernize certain governance and other provisions of our declaration of trust, and (iv) authorize 10 million preferred shares for possible future issuance by WRIT. With respect to executive compensation matters, we are recommending your approval of our executive compensation program in a non-binding advisory vote. As well, we are recommending that you approve holding such an executive compensation advisory vote on an annual basis.

Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement, then complete, sign and return your Proxy Card in the enclosed envelope. You may also vote via telephone or the Internet. Just follow the instructions on the enclosed card.

Best Regards,

/s/ John P. McDaniel
John P. McDaniel
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on May 17, 2011

This Proxy Statement and our 2010 Annual Report to Shareholders

are available at http://www.writ.com/proxy.

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

Telephone 301-984-9400 – Facsimile 301-984-9610 – Website www.writ.com

WASHINGTON REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2011

Notice is hereby given that the Annual Meeting of Shareholders of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WRIT,” “we” or “us”), will be held at the Bethesda North Marriott Hotel & Conference Center, 5701 Marinelli Road, North Bethesda, Maryland (Northwest corner of Rockville Pike and Marinelli Rd., across the street from the White Flint Metro Stop) on Tuesday, May 17, 2011 at 11:00 a.m., for the following purposes:

1.	To elect three trustees to serve until the annual meeting of shareholders in 2014 and until their successors are duly elected and qualify;

2.	To consider and vote upon ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

3.

To consider and vote upon amendments to our declaration of trust to change the current 70% supermajority vote requirement to amend or repeal certain sections of the current declaration of trust to a majority of the votes entitled to be cast;

4.	To consider and vote upon amendments to our declaration of trust to change the vote requirement to elect trustees to a majority of the votes cast and to implement a mandatory resignation policy;

5.	To consider and vote upon amendments to our declaration of trust to update and modernize certain governance and other provisions of our declaration of trust;

6.	To consider and vote upon amendments to our declaration of trust to authorize 10 million preferred shares for possible future issuance by WRIT;

7.	To consider and vote on an advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K;

8.	To consider and vote on an advisory basis upon whether the shareholder advisory vote to approve the compensation of the named executive officers should occur every one, two or three years; and

9.	To transact such other business as may properly come before the meeting.

The trustees have fixed the close of business on March 14, 2011 as the record date for determining holders of shares entitled to notice of and to vote at the Annual Meeting.

Our Annual Report, Proxy Statement and a Proxy Card are enclosed with this Notice.

You are requested, whether or not you plan to be present at the Annual Meeting, to sign and promptly return the Proxy Card in the enclosed business reply envelope. Alternatively, you may authorize a proxy to vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the enclosed Proxy Card.

By order of the Board of Trustees:

/s/ Laura M. Franklin
Laura M. Franklin
Corporate Secretary

Page
Proxy Statement	1
General	1
Voting Matters	1

Board of Trustees and Management	1
Board and Committee Matters	1
Trustee Compensation	5
Trustee Background	6
Management Background	11
Ownership of Common Shares by Trustees and Executive Officers	12
Ownership of Common Shares by Certain Beneficial Owners	13

Executive Compensation	14
Compensation Discussion and Analysis	14
Compensation Tables	32
Potential Payments upon Change in Control	37
Compensation Policies and Risk Management	38
Compensation Committee Interlocks and Insider Participation	39

Audit Committee Matters	39
Audit Committee Report	39
Principal Accounting Firm Fees	40
Pre-Approval Policies and Procedures	40

Proposal 1: Election of Trustees	41
Description of Proposal	41
Voting Matters	41

Proposal 2: Ratification of Auditor	42
Description of Proposal	42
Voting Matters	42

Introduction to Proposals 3, 4, 5 and 6	43

Proposal 3: Proposal to amend our declaration of trust to change the current 70% supermajority vote requirement to amend or repeal certain sections of the current declaration of trust to a majority of the votes entitled to be cast	45
Description of Proposal	45
Voting Matters	45

Proposal 4: Proposal to amend our declaration of trust to change the vote requirement to elect trustees to a majority of the votes cast and to implement a mandatory resignation policy	46
Description of Proposal	46
Voting Matters	47

Proposal 5: Proposal to amend our declaration of trust to update and modernize certain governance and other provisions of our declaration of trust	48
Description of Proposal	48
Voting Matters	55

Proposal 6: Proposal to amend our declaration of trust to authorize 10 million preferred shares for possible future issuance by WRIT	56
Description of Proposal	56
Voting Matters	58

Appendix A – Current Declaration of Trust

Appendix B – Form of Amended Declaration of Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

PROXY STATEMENT

General

This Proxy Statement is furnished by the Board of Trustees (the “Board”) of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WRIT,” “we” or “us”), in connection with its solicitation of proxies for exercise at the Annual Meeting of Shareholders on May 17, 2011, and at any and all postponements or adjournments thereof. Mailing of this Proxy Statement, the form of Proxy Card and our Annual Report will commence on or about April 1, 2011 to shareholders of record as of the close of business on March 14, 2011.

Voting Matters

All properly executed proxies will be voted in accordance with the instructions contained therein. If no instructions are specified, proxies will be voted FOR the election of the trustee nominees listed on the Proxy Card, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, FOR the approval of each of the amendments to our declaration of trust (as described under Proposals 3, 4, 5 and 6), FOR approval of our executive compensation program and FOR approval of holding an advisory vote on our executive compensation program on an annual basis. All proxies will be voted in the discretion of the proxy holders on any other matter to come before the meeting, unless otherwise instructed on the Proxy Card. For the reasons set forth in the discussion of each of the proposals, the proposals may not be presented in the specific order that they are set forth in the Notice of the Annual Meeting.

Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy, but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. The treatment of abstentions and broker non-votes and the vote required to approve each proposal are set forth under each proposal below under the caption “Voting Matters.” You may revoke your proxy at any time prior to its exercise at the Annual Meeting by submitting, to the Corporate Secretary, a duly executed Proxy Card bearing a later date or by attending the Annual Meeting and voting in person or signing a written revocation of the Proxy Card.

If you hold your shares in “street name” (that is, through a broker or other nominee), you should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.

Our voting securities consist of common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 65,906,417 common shares were issued and outstanding at the close of business on March 14, 2011. WRIT has no other class of voting security. Each common share outstanding on March 14, 2011 will be entitled to one vote. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights.

BOARD OF TRUSTEES AND MANAGEMENT

Board and Committee Matters

General

The Board consists of nine trustees divided into three classes of three trustees each. The terms of the current trustees continue until the Annual Meetings to be held in 2011, 2012 and 2013, and until their successors are duly elected and qualify. At each Annual Meeting, trustees are elected for a term of three years and until their successors are duly elected and qualify. WRIT’s Bylaws provide that no person shall be nominated for election as a trustee after his or her 72nd birthday, except under circumstances set forth in the Bylaws.

The Board held seven meetings in 2010. During 2010, each incumbent trustee attended at least 75% of the total number of meetings of the Board and committees on which he or she served during 2010. WRIT’s non-management trustees meet without management at regularly scheduled executive sessions that are presided over by Mr. McDaniel in his capacity as Chairman. In 2010, the Board met in executive session without the Chief Executive Officer four times.

The Board has determined that all trustees, with the exception of Mr. McKenzie, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.

The Board provides a process for shareholders and other interested parties to send communications to the entire Board or to any of the trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. All communications will be compiled by the Corporate Secretary and submitted to the Board or the trustees on a periodic basis.

All members of the Board attended the Annual Meeting in 2010. The Board does not have a formal written policy requiring trustees to attend the Annual Meeting, although trustees have traditionally attended.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee held five meetings in 2010. The Corporate Governance/Nominating Committee members are Chairwoman White and Messrs. Derrick, Nason and Russell. All members of the Corporate Governance/Nominating Committee are “independent,” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Corporate Governance/Nominating Committee performs the duties described in the Corporate Governance/Nominating Committee Charter adopted by the Board. The Corporate Governance/Nominating Committee Charter is available on our website, www.writ.com, and upon written request. Among other things, the Corporate Governance/Nominating Committee develops and recommends Corporate Governance Guidelines for Board approval and recommends nominees for election to the Board as outlined in the Corporate Governance/Nominating Committee Charter.

Trustee Selection Process

The Corporate Governance/Nominating Committee’s process for the recommendation of trustee candidates, as it exists from time to time, is described in our Corporate Governance Guidelines. Set forth below is a summary of the process that the Corporate Governance/Nominating Committee currently utilizes for the consideration of trustee candidates. The Corporate Governance/Nominating Committee may, in the future, modify or deviate from this process in connection with the selection of a particular trustee candidate.

•

The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations, such as the National Association of Corporate Directors, that maintain databases of potential candidates. As well, shareholders may put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by submitting candidates to the attention of the Corporate Governance/Nominating Committee at our executive offices in Rockville, Maryland. The Corporate Governance/Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

•

The Corporate Governance/Nominating Committee annually reviews the attributes, skill sets and other qualifications for potential candidates (see current attributes, skill sets and other qualifications below) and may modify them from time to time based upon the Corporate Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.

•

When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other qualifications to determine whether a candidate is suitable for Board membership. This review may also include an examination of publicly available information and consideration of the New York Stock Exchange independence requirement, the number of boards on which the candidate serves, the possibility of interlocks, other requirements or prohibitions imposed by applicable laws, regulations or WRIT policies and practices, and any actual or potential conflicts of interest.

•

The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the foregoing review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and recommends such interview list to the Board prior to direct discussion with any candidate.

•

Following the Board’s approval of the interview list, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees contact and interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and recommends such priority ranking to the Board.

•

Following the Board’s approval of the priority ranking, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the recommendation process is substantially complete. Subject to a final review of eligibility under WRIT policies and applicable laws and regulations using information supplied directly by the candidate, the Board then nominates the candidate.

The Corporate Governance/Nominating Committee’s minimum qualifications and specific qualities and skills required for trustees, as they exist from time to time, are also set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines currently provide that each trustee candidate, at a minimum, should possess the following attributes: integrity, business judgment, credibility, collegiality, professional achievement, constructiveness and public awareness. Our Corporate Governance Guidelines also provide that, as a group, the independent trustees should possess the following skill sets and characteristics: financial acumen equivalent to the level of a public company chief financial officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the real estate industry or another industry with similar characteristics; corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or comparable academic or other experience; and diversity in terms of both the gender and ethnicity of the individuals involved and their various experiences and areas of expertise.

Policy Regarding Diversity

The Board maintains a policy with regard to consideration of diversity in identifying trustee nominees. In October 2009, the Board revised our Corporate Governance Guidelines to add diversity as one of the four primary skill sets and characteristics that the independent trustees should possess as a group. As a result, consistent with this policy, the Corporate Governance/Nominating Committee specifically considers diversity as a factor in the selection of trustee nominees. As noted above, the Board defines diversity in our Corporate Governance Guidelines in terms of both the gender and ethnicity of the individuals involved and their various experiences and areas of expertise.

The Board and the Corporate Governance/Nominating Committee both assess the policy to be effective insofar as it was actively incorporated into ongoing discussions of the Corporate Governance/Nominating Committee with respect to future Board membership.

Compensation Committee

The Compensation Committee met eight times in 2010. Compensation Committee members are Chairman Derrick, Messrs. Civera and Russell and Ms. White. All members of the Compensation Committee are “independent,” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Compensation Committee is responsible for making decisions and recommendations to the Board with respect to executive compensation. The Compensation Committee Charter is available on our website, www.writ.com, and upon written request.

Audit Committee

The Audit Committee met nine times in 2010. The Audit Committee members are Chairman Nason and Messrs. Byrnes, Civera and Golden. All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee assists the Board in oversight of financial reporting, but the existence of the Audit Committee does not alter the responsibilities of WRIT’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities, please refer to the “Audit Committee Report” on page 39 of this Proxy Statement. The Audit Committee Charter is available on our website, www.writ.com, and upon written request.

Board Leadership Structure

The Board has concluded that WRIT should maintain a Board leadership structure in which either the Chairman or a lead trustee is independent under the rules of the New York Stock Exchange. As a result, the Board adopted a Corporate Governance Guideline setting forth this policy on Board leadership. The Corporate Governance Guideline, which was originally adopted by the Board on October 22, 2009, and later updated on February 18, 2010 and May 18, 2010, is set forth below:

The Board annually elects one of its trustees as Chairman of the Board. The current Chairman of the Board is independent under the rules of the NYSE.

In the future, the Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the New York Stock Exchange, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The Lead Independent Trustee has authority to:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees;

•	serve as a liaison between the Chairman of the Board and the independent trustees;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	call meetings of the independent trustees; and

•	if requested by major shareholders, consult and directly communicate with such shareholders.

In 2010, the Board elected Mr. McDaniel as Chairman. Mr. McDaniel is an independent trustee under the listing standards of the New York Stock Exchange and previously served as the lead independent trustee under the Corporate Governance Guideline above.

The Board believes the leadership structure described in its Corporate Governance Guideline set forth above is appropriate because it ensures that the Board will have significant independent leadership regardless of whether, in the future, the Chairman is independent under the rules of the New York Stock Exchange.

Board Role in Risk Oversight

The Board has adopted a policy delineating the roles of the Board and its various committees in an ongoing risk oversight program for WRIT. As an initial matter, the Board considers actual risk monitoring and management to be a function appropriately delegated to WRIT management, with the Board and its committees functioning in only an oversight role. In this oversight role, the Board’s policy provides that:

•	the Board will coordinate all risk oversight activities of the Board and its committees, including appropriate coordination with WRIT’s business strategy

•	the Audit Committee will oversee financial reporting risk, risk relating to information technology systems and risk relating to REIT non-compliance

•	the Compensation Committee will oversee financial risk, financial reporting risk and operational risk, in each case arising from WRIT’s compensation plans

•	the Corporate Governance/Nominating Committee will oversee executive succession risk and board function risk

•	the Investment Committee (which is currently comprised of all of WRIT’s trustees) will oversee risks related to WRIT’s acquisitions, dispositions and developments

•	the Finance Committee (which is currently comprised of Chairman Golden and Messrs. Byrnes, Civera and Russell) will assist the Board in overseeing financial risk

•	the Board will oversee all other risks applicable to WRIT, including operational, catastrophic and financial risks that may be relevant to WRIT’s business

Under its policy, the Board also involves the Audit Committee in its risk oversight functions as required by applicable New York Stock Exchange rules.

Trustee Compensation

General

For 2010, our non-employee trustees (other than our Chairman) received an annual retainer of $35,000 (prorated, in the case of Mr. Byrnes, for his partial year service on the Board commencing in May 2010) plus $1,500 per committee meeting. Our Chairman received an annual retainer of $110,000, with no additional compensation for committee meetings attended. Our Chairman does not sit on any of our committees, but routinely attends committee meetings in the course of exercising his duties as Chairman.

In addition, on December 14, 2010, each of the non-employee trustees (including our Chairman) received an annual $55,000 common share grant (prorated, in the case of Mr. Byrnes, for his partial year service on the Board commencing in May 2010), with the number of common shares determined by the closing price of the common shares on the date of grant. These common shares vested immediately but are restricted in transfer so long as the trustee serves on the Board. Our Committee Chairs also received additional retainers as follows: Audit Committee, $10,000; Corporate Governance/Nominating Committee, $6,000; and Compensation Committee, $6,000. Audit Committee members were also paid an additional retainer of $3,750.

WRIT has approved a non-qualified deferred compensation plan for non-employee trustees which was amended and restated effective January 1, 2011. The plan allows any non-employee trustee to defer a percentage or dollar amount of his or her cash compensation or all of his or her share compensation. Cash compensation deferred will be credited with interest equivalent to the 10-year U.S. Treasury securities as of January 1 of the plan year. The non-employee trustee may alternatively elect to designate that all of his or her retainer or all of his or her share compensation be converted into restricted share units at the market price of common shares. The restricted share units will be credited with an amount equal to the corresponding dividends paid on WRIT’s common shares. Upon the expiration of a trustee’s term, the compensation plus earnings can be paid in either a lump sum or in installments at the discretion of the trustee. Upon a trustee’s death, the trustee’s beneficiary will receive a lump sum pay out. The plan is unfunded and payments are to be made from general assets of WRIT.

Our former Chairman, Edmund B. Cronin, Jr., served as Chairman from January 1 through May 18, 2010 (the date on which Mr. McDaniel became Chairman). During this period, Mr. Cronin received a monthly retainer of $12,500 for service as Chairman.

Trustee Compensation Table

The following table summarizes the compensation paid by WRIT to non-employee trustees for the fiscal year ended December 31, 2010.

(a)	(b)	(c)	(f)	(j)
Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Change in Pension Value and Deferred Compensation Earnings (2) ($)	Total ($)
William G. Byrnes	33,104	34,380	—	67,484

Edmund B. Cronin, Jr. (3)	62,500	—	—	62,500

Edward S. Civera	67,250	55,002	—	122,252

John M. Derrick, Jr.	57,500	55,002	—	112,502

Terence C. Golden	61,005	55,002	129	116,136

John P. McDaniel	95,768	55,002	13,571	164,341

Charles T. Nason	64,500	55,002	10,298	129,800

Thomas Edgie Russell, III	65,063	55,002	—	120,065

Wendelin A. White	53,504	55,002	706	109,212

(1)

Aggregate options held by each non-employee trustee at December 31, 2010 are as follows: Mr. Cronin, 0; Mr. Byrnes, 0: Mr. Civera, 0; Mr. Derrick, 0; Mr. Golden, 0; Mr. McDaniel, 8,000; Mr. Nason, 2,000; Mr. Russell, 0; and Ms. White, 0. Aggregate share awards to each non-employee trustee as of December 31, 2010 are as follows: Mr. Cronin, 24,344; Mr. Byrnes, 1,167; Mr. Civera, 8,228; Mr. Derrick, 12,384; Mr. Golden, 5,160; Mr. McDaniel, 12,384; Mr. Nason, 11,584; Mr. Russell, 8,228; and Ms. White, 5,160. All share awards are fully vested. See “Ownership of Common Shares by Trustees and Executive Officers” on page 12.

(2)	Represents above market earnings on deferred compensation pursuant to the deferred compensation plan.

(3)	Mr. Cronin’s term of service on the Board ended on May 18, 2010.

Trustee Background

General

The following table sets forth the names and biographical information concerning each of our continuing trustees and our trustee nominees. Each of our trustee nominees currently serves as a trustee.

NAME	PRINCIPAL OCCUPATION	SERVED AS TRUSTEE SINCE	AGE	TERM EXPIRES
Continuing Trustees
William G. Byrnes	Retired Managing Director, Alex. Brown & Sons	2010	60	2013
John M. Derrick, Jr.	Retired Chairman, President and Chief Executive Officer, Pepco Holdings, Inc.	1997	71	2012
John P. McDaniel	Chairman, WRIT; Retired Chief Executive Officer, MedStar Health	1998	68	2013
George F. McKenzie	President and Chief Executive Officer, WRIT	2007	55	2013
Charles T. Nason	Retired Chairman, President and Chief Executive Officer, The Acacia Group	2000	64	2012
Thomas Edgie Russell, III	Retired President and Chief Executive Officer, Partners Realty Trust Inc.	2006	68	2012

Trustees Nominees
Edward S. Civera	Chairman, Catalyst Health Solutions, Inc.	2006	60	2011
Terence C. Golden	Chairman, Bailey Capital Corporation	2008	66	2011
Wendelin A. White	Partner, Pillsbury Winthrop Shaw Pittman LLP	2008	58	2011

Continuing Trustees

Mr. William G. Byrnes has been a private investor since 2001. In September 2006, he founded, and is Managing Member of, Wolverine Partners, LLC, which operates MUTUALdecision, a mutual fund research business. Mr. Byrnes also was co-founder of Pulpfree d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its Chairman from June 1999 until its sale in September 2005. Mr. Byrnes currently is a member of the board of directors of CapitalSource Inc., a commercial lender operating principally through its subsidiary CapitalSource Bank, and LoopNet, Inc., an information services provider to the commercial real estate industry. Mr. Byrnes spent 17 years with Alex Brown & Sons, most recently as a Managing Director and head of the financial institutions investment banking group. He has been a full-time and adjunct professor and member of the Board of Regents at Georgetown University. During the past five years, Mr. Byrnes has also served as a director of Sizeler Property Investors, a real estate investment trust, or “REIT”, owning retail and multi-family properties, and La Quinta Corporation, a lodging company. Mr. Byrnes brings the following experience, qualifications, attributes and skills to the Board:

•	Real estate investment banking and capital markets experience from his 17 years as an investment banker with Alex. Brown & Sons

•	REIT industry experience from his involvement over the last twelve years as an independent director of three publicly-traded REITs and an institutional fund focused on investing in REITs

•	Retail and residential real estate industry experience from his involvement as an independent director of Sizeler Property Investors from 2002 to 2006

•	Financial and accounting acumen from his 17 years in investment banking and his service as a public company director

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for 36 years

Mr. John M. Derrick, Jr., is retired Chairman, Chief Executive Officer and President of Pepco Holdings, Inc. (formerly Potomac Electric Power Company (“PEPCO”)). He joined PEPCO, its predecessor, in 1961 and served as President and Chief Executive Officer from 1997 until 1999, as Chairman and Chief Executive Officer from 1999 until July 2003, and as Chairman until May 2004. From 1992 until 1997, he served as President and Chief Operating Officer. Mr. Derrick is a member of the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers and the Washington Society of Engineers. He is past Chairman of the United States Energy Association and has served as a director of the United States Chamber of Commerce, a trustee of the Federal City Council, a trustee of Arena Stage and Chairman of the Greater Washington Initiative. He is past Chairman of the Maryland Chamber of Commerce and the Greater Washington Board of Trade. Mr. Derrick brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his seven years as a public company chief executive or chairman at Pepco Holdings and its predecessors

•	Experience in capital-intensive, income-producing assets from his 45 years at Pepco Holdings and its predecessors

•	Involvement in the D.C. business community, including past service as Chairman of the Greater Washington Board of Trade and the Maryland Chamber of Commerce

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for 68 years (Mr. Derrick is a D.C. native)

Mr. John P. McDaniel served as Chief Executive Officer of MedStar Health, a multi-institutional healthcare organization, from 1982 until his retirement in January 2008. Since August 2008, he has served as Managing Partner of the Hickory Ridge Group, a private healthcare consulting, facilities development and investment organization. Mr. McDaniel also serves on the boards of Medifast, Inc., Wittenberg University, Consumer Health

Services, and the Mary and Daniel Loughran Foundation. Mr. McDaniel is past Chairman and current board member of the Greater Washington Board of Trade, a member and past Chairman of the Maryland State Racing Commission and a board member of the Greater Baltimore Committee. Mr. McDaniel also is a fellow of the American College of Healthcare Executives, a member of the Economic Club of Washington, a member of the National Association of Corporate Directors, and a trustee of the National Capitol Area Foundation. In the past, Mr. McDaniel has also served as a director of Georgetown University and the Federal City Council. During the past five years, Mr. McDaniel has also served as a director of 1st Mariner Bancorp. Mr. McDaniel brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his 26 years as a chief executive of MedStar Health

•	Medical office real estate industry experience from his involvement in real estate matters as chief executive of MedStar Health

•	Financial and accounting acumen from his 26 years as chief executive of a multi-institutional healthcare organization

•	Involvement in the D.C. business community, including past service as Chairman of the Greater Washington Board of Trade

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for 41 years

Mr. George F. “Skip” McKenzie was elected to the Board and appointed President and Chief Executive Officer of WRIT in June 2007. Since joining WRIT in September 1996, Mr. McKenzie has served in executive roles, including Executive Vice President, Real Estate and Chief Operating Officer. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the mid-Atlantic region. Mr. McKenzie currently is a member of the board of trustees of Chesapeake Lodging Trust, a public REIT formed for purposes of investing in lodging real estate. Mr. McKenzie is also a member of the Economic Club of Washington and the Urban Land Institute. Mr. McKenzie brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his service as chief executive of WRIT

•

Office, medical office, industrial, retail and residential real estate industry operating, investment and development experience from his involvement as an executive at WRIT and as Vice President at Prudential Realty Group

•	Financial and accounting acumen from his 14 years as an executive at WRIT

•	Extensive familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for 24 years

Mr. Charles T. Nason is retired Chairman and Chief Executive Officer of The Acacia Group, including Acacia Life, Acacia Federal Savings Bank and the Calvert Group LTD. He served Acacia from 1977 to 2005, including as Chief Executive Officer from 1988 to 2003. The Acacia Group is a Washington D.C. based financial services organization with assets under management in excess of $15 billion. Mr. Nason is a past Chairman and director of The Greater Washington Board of Trade and the Federal City Council. He served as a director of MedStar Health from 2001 to 2010 and was a member of the Economic Club of Washington. He is also a member of the Board of Trustees of Washington and Jefferson College, and served as its Chairman from 2007 to 2010. In addition, he is a past director of The American Council of Life Insurers and past Chairman of the Insurance Marketplace Standards Association. Mr. Nason brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his 15 years as a chief executive of The Acacia Group

•

Real estate investment and lending experience from his roles in supervising as chief executive The Acacia Group’s real estate purchase and sale decisions and in supervising as Chairman Acacia Federal Savings Bank’s real estate construction and acquisition lending

•	Financial and accounting acumen from his 15 years service as a chief executive of an insurance holding company

•	Involvement in the D.C. business community, including past service as Chairman of the Greater Washington Board of Trade

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for 23 years

Mr. Thomas Edgie Russell, III served as President and Chief Executive Officer of Partners Realty Trust, Inc., a private real estate company which was previously engaged in the ownership of apartments, offices, and shopping centers, from 1990 until his retirement from active involvement in 2005. Mr. Russell currently serves as a director of Good Samaritan Hospital, a healthcare facility operated by MedStar Health; the Keswick Multi-Care Center, a not-for-profit organization providing skilled nursing care and adult day services; and The Robert Packard Center for ALS Research at Johns Hopkins, a not-for-profit organization. From 1988 to 1990, Mr. Russell was a director of Florida Rock Industries, a publicly traded construction materials company, prior to its being acquired by Vulcan Properties Company in 2007, and the Chief Operating Officer of its wholly-owned subsidiary, The Arundel Corporation. He held various executive positions with The Arundel Corporation for approximately 15 years prior to its being acquired by Florida Rock, including serving as Chief Financial Officer from 1981 to 1988. Mr. Russell brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his 15 years as a chief executive of Partners Realty Trust

•	Office, retail and residential real estate industry experience from his involvement as a chief executive of Partners Realty Trust

•

Industrial real estate development experience from his involvement as Chief Financial Officer of The Arundel Corporation, which developed industrial properties in the Washington, D.C./Baltimore corridor

•	Financial and accounting acumen from his 15 years service as a chief executive and seven years service as a chief financial officer

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for 62 years (Mr. Russell is a Baltimore native)

Trustee Nominees

Mr. Edward S. Civera has served since 2005 as the Chairman of the Board of Catalyst Health Solutions, Inc., a publicly traded pharmacy benefit management company (formerly known as HealthExtras, Inc.). He also serves as Chairman of the MedStar Health System, a multi-institutional healthcare organization. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. (UP&UP). Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), most recently as Managing Partner, focused on financial advisory and auditing services. Mr. Civera is a Certified Public Accountant. During the past five years, Mr. Civera has also served as a director of The Mills Corporation and MCG Capital Corporation. Mr. Civera brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his nine years as a public company chief executive or chairman at UP&UP and Catalyst Health Solutions

•

REIT industry experience from his involvement as an independent director of The Mills Corporation from 2005 to 2006 leading its reorganization and sale as Chairman of the Special Committee and Executive Committee

•	Medical office real estate industry experience from his involvement in real estate matters as Chairman of MedStar Health

•	Financial and accounting acumen from his 25 years in public accounting and his service as a public company chief executive

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for 23 years

Mr. Terence C. Golden has been Chairman of Bailey Capital Corporation, a private investment company in Washington, D.C. since 2000. From 1995 until 2000, Mr. Golden was President, Chief Executive Officer and director of Host Marriott Corporation (now known as Host Hotels & Resorts). Mr. Golden was Chief Financial Officer at The Oliver Carr Company, a D.C. area real estate company, from 1989 to 1991. From 1985 to 1988, Mr. Golden served as the head of the General Services Administration, and from 1984 to 1985, served as Assistant Secretary of the U.S. Department of the Treasury. Mr. Golden was a Founder and National Managing Partner of Trammell Crow Residential Companies, one of the largest residential development companies in the United States, from 1976 to 1984. He serves as a director of Host Hotels and Resorts, Pepco Holdings, Stemnion, Inc. (a biomedical research firm), the Federal City Council, Kipp DC, the District of Columbia Metropolitan Police Foundation, the Washington, D.C. Law Enforcement Selection Commission, The Morris and Gwendolyn Cafritz Foundation and Fight for Children (a non-profit foundation). Mr. Golden brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his five years as a public company chief executive at Host Marriott Corporation

•

Office and residential real estate industry operating, investment and development experience from his involvement as a Chief Financial Officer of The Oliver Carr Company and National Managing Partner of Trammell Crow Residential Companies

•

Office and industrial real estate leasing experience applicable to the D.C. leasing market from his service as head of the General Services Administration (which is the leasing organization for the federal government)

•	Financial and accounting acumen from his five years service as a public company chief executive and three years service as a chief financial officer

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for 26 years

Ms. Wendelin A. White is a partner at Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), where she has practiced law since 1981. Ms. White is a former member of Pillsbury’s Managing Board and is currently the head of the firm’s D.C. real estate group. In 2007, 2008, 2009 and 2010, Ms. White was ranked by Chambers USA as a leading real estate attorney in the District of Columbia. She was named by the Washington Business Journal in 2005 as the top real estate transactional attorney in the region. She is also included in The Best Lawyers in America and the Top 50 Women Washington, D.C. Super Lawyers. Ms. White concentrates her practice on acquisitions, dispositions and financings of commercial properties. Ms. White is a member of the Federal City Council and is General Counsel of the Economic Club of Washington. She is a member and past President of CREW (Commercial Real Estate Women) of Washington, and sits on CREW’s Advisory Board. She also sits on the Board of Georgetown University Hospital. As well, she is a member of the District of Columbia Building Industry Association (DCBIA). Ms. White brings the following experience, qualifications, attributes and skills to the Board:

•

Real estate transactional experience from her involvement in numerous purchase and sale, financing, joint venture, leasing, workout and other real estate transactions in her 30 years as a real estate attorney with Pillsbury and its predecessors

•	REIT industry experience from her past and current representation of other REITs in her law practice at Pillsbury and its predecessors

•	General legal experience from her 30 years as an attorney with Pillsbury and its predecessors

•	Involvement in the D.C. business community, including current service as General Counsel of the Economic Club of Washington and past service as President of CREW

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for 30 years

Management Background

The following table contains information regarding our executive officers and other officer (other than our President and Chief Executive Officer, Mr. McKenzie, who is listed above). These officers are appointed by the Board and serve at the Board’s discretion.

NAME OF OFFICER	AGE	POSITION
William T. Camp	48	Executive Vice President and Chief Financial Officer
Laura M. Franklin	50	Executive Vice President Accounting, Administration and Corporate Secretary
Thomas C. Morey	39	Senior Vice President and General Counsel
Michael S. Paukstitus	60	Senior Vice President, Real Estate
Thomas L. Regnell	54	Senior Vice President, Acquisitions
James B. Cederdahl	52	Managing Director, Property Management

Mr. William T. “Bill” Camp joined WRIT in November 2008 as Executive Vice President and Chief Financial Officer – Elect and was elected to Executive Vice President and Chief Financial Officer on March 3, 2009. Prior to joining WRIT, he was Vice President, Assistant Director of Equities at Wachovia Securities, LLC where he was one of the lead portfolio managers overseeing the investment of approximately $7 billion. Prior to the merger between Wachovia Securities, LLC and A.G. Edwards & Sons, Inc. in October 2007, Mr. Camp served as Assistant Director of Equity and Fixed Income Research at A.G. Edwards from 2004. Previously, Mr. Camp served five years as Vice President, REIT Research Group Leader and seven years as a Senior Public Finance Investment Banker, also with A.G. Edwards.

Ms. Laura M. Franklin joined WRIT in August 1993 as Assistant Vice President, Finance. In 1995, she was named Vice President, Chief Accounting Officer and Corporate Secretary of WRIT. Ms. Franklin was named Senior Vice President, Accounting, Administration and Corporate Secretary in May 2002 and was promoted to Executive Vice President in June 2007. Prior to joining WRIT, she was employed by The Reznick Group, specializing in audit and tax services for real estate clients. Ms. Franklin formerly served on the NAREIT Best Financial Practices Council and was a director of KEEN USA and KEEN Greater DC, a non-profit organization that provides recreational opportunities for children and young adults with mental and physical disabilities. Ms. Franklin is a Certified Public Accountant.

Mr. Thomas C. Morey joined WRIT in October 2008 as Senior Vice President and General Counsel. Prior to joining WRIT, he served as Chief Operating Officer of Medical Funding Services, Inc., a provider of financial and administrative services to healthcare companies, from February 2006 to September 2008. Previously, Mr. Morey was a partner with Hogan & Hartson LLP, where he focused on capital market and corporate transactions and general business matters for national and regional office, retail, residential, lodging and other REITs. From 1997 to 1998, Mr. Morey was a corporate attorney with Jones Day in Dallas, Texas.

Mr. Michael S. Paukstitus joined WRIT in May 2007 as Senior Vice President of Real Estate. Before joining WRIT, Mr. Paukstitus was a principal in J&J Partnership, a real estate investment and development firm, from March 2006 to May 2007. From March 2004 to March 2006, Mr. Paukstitus served as a principal at Coldwell Banker Commercial Capitol Realty Services, a full-service commercial real estate brokerage firm. Mr. Paukstitus operated a real estate consulting firm, from March 2001 to March 2004. Prior to that, he served as Managing Vice President of The Prudential Insurance Company of America’s Washington, D.C. commercial real estate operations, where he worked from 1983 to 2000. Mr. Paukstitus serves on the Board of Directors of the Montgomery County Chamber of Commerce, the Montgomery College Foundation and the Golden Triangle (D.C.) Business Improvement District. Mr. Paukstitus started his career in public accounting with Coopers and Lybrand, now PricewaterhouseCoopers, and is a Certified Public Accountant.

Mr. Thomas L. Regnell joined WRIT in January 1995 as Vice President, Acquisitions. Mr. Regnell was named Managing Director, Acquisitions in 2001 and was promoted to Senior Vice President, Acquisitions in October 2007. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

Mr. James B. Cederdahl was promoted to Managing Director, Property Management in January 2006. He joined WRIT as Senior Property Manager in August 1994 and was promoted to Director in 1999. Between 1984 and 1994, he performed management and leasing operations for a portfolio consisting of both retail and office buildings at Gates, Hudson, & Associates.

There are no family relationships between any trustee and/or executive officer. There are no reportable related-party transactions between any trustees or members of management and WRIT. Although WRIT has not entered into a reportable related-party transaction in many years, if a reportable related-party transaction were to arise WRIT would require the review and approval of the Audit Committee. The Audit Committee would approve the transaction only if the Audit Committee believed that the transaction was in the best interest of WRIT.

Ownership of Common Shares by Trustees and Executive Officers

The following table sets forth certain information concerning all common shares beneficially owned as of March 14, 2011 by each trustee, by each of the NEOs (as defined in “Executive Compensation” below) and by all trustees and executive officers as a group. Unless otherwise indicated, the voting and investment powers for the common shares listed are held solely by the named holder and/or the holder’s spouse.

NAME	SHARES OWNED (1)(2)	PERCENTAGE OF TOTAL
William G. Byrnes	1,167	0.00%
William T. Camp	7,346	0.01%
Edward S. Civera	9,243	0.01%
John M. Derrick, Jr.	28,175	0.04%
Laura M. Franklin	75,906	0.12%
Terrence C. Golden	18,610	0.03%
John P. McDaniel	25,388	0.04%
George F. McKenzie	145,502	0.22%
Charles T. Nason	30,819	0.05%
Michael S. Paukstitus	18,899	0.03%
Thomas L. Regnell	40,825	0.06%
Thomas Edgie Russell, III	9,743	0.01%
Wendelin A. White	5,783	0.01%
All Trustees and Executive Officers as a group (13 persons)	417,406	0.63%

(1)

Includes common shares subject to options exercisable within 60 days, as follows: Ms. Franklin, 12,493; Mr. McDaniel, 8,000; Mr. McKenzie, 43,851; Mr. Nason, 2,000; and all trustees and executive officers as a group, 66,344.

(2)

Includes common shares issuable, pursuant to vested restricted share units, upon the person’s volitional departure from the Trust, as follows: Mr. Camp, 5,696; Ms. Franklin, 10,242; Mr. McKenzie, 16,112; Mr. Paukstitus, 4,164; Mr. Regnell, 5,484; and all trustees and executive officers as a group 41,698.

Ownership of Common Shares by Certain Beneficial Owners

WRIT, based upon Schedules 13G filed with the SEC, believes that the following persons currently beneficially own more than five percent of the outstanding common shares.

NAME	SHARES OWNED		PERCENTAGE OF TOTAL
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,169,527	(1)	9.36%

Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	5,694,183	(2)	8.64%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,381,608	(3)	8.17%

Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	3,303,364	(4)	5.01%

(1)

Based upon Schedule 13G filed February 9, 2011. These securities are owned by various individual and institutional investors for which The Vanguard Group, Inc. serves as investment adviser with power to direct investments and/or power to vote the securities.

(2)	Based upon Schedule 13G filed February 11, 2011.

(3)	Based upon Schedule 13G filed February 9, 2011.

(4)	Based upon Schedule 13G filed February 9, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Executive Summary

The year 2010 was an instrumental year for executive compensation matters at WRIT. Commencing in June 2010 and continuing through February 2011, the Compensation Committee conducted an extensive review of WRIT’s executive compensation philosophy and a fundamental redesign of our short-term and long-term incentive plans. The new short-term and long-term incentive plans, which were approved by the Compensation Committee and Board on February 17, 2011, became effective as of January 1, 2011.

In light of the foregoing, this year’s Compensation Discussion and Analysis is divided into two parts. The portion under the caption “2010 Executive Compensation Matters” (commencing on page 16 ) contains a description of the design and operation of WRIT’s short-term and long-term incentive plans operating during 2010. The portion under the caption “Future Executive Compensation Matters” (commencing on page 26 ) contains a description of (i) the design of the new WRIT short-term and long-term incentive plans that will operate commencing in 2011 and (ii) the wind-down of WRIT’s long-term incentive plan operating during 2010.

In order to avoid confusion, we will use the following terminology in this year’s Compensation Discussion and Analysis –

•	Prior STIP – this term refers to our short-term incentive plan in effect during 2010. The Prior STIP has been terminated, and will be replaced with the New STIP.

•

Prior LTIP – this term refers to our long-term incentive plan in effect during 2010. The Prior LTIP has been terminated, but the 2009 and 2010 awards made under the Prior LTIP are still outstanding. We will be winding down these 2009 and 2010 awards as described under “Future Executive Compensation Matters – Wind-down of Prior LTIP.”

•	New STIP – this term refers to our new short-term incentive plan, which became effective as of January 1, 2011.

•	New LTIP – this term refers to our new long-term incentive plan, which became effective as of January 1, 2011.

CD&A Executive Summary

Our executive compensation program is designed to allow WRIT to attract and retain talented executives, to provide incentives to achieve various objective performance targets, and to link compensation to shareholder results by rewarding competitive and superior performance. Under our executive compensation program, our executives are rewarded for the achievement of specific annual and long-term objectives.

For the 2010 compensation year, the Compensation Committee –

•	noted that the commercial real estate industry remained significantly challenged in 2010 – but that WRIT management had performed well despite an exceptionally difficult market environment

•

in recognition of continuing real estate industry challenges, raised the Chief Executive Officer’s 2010 salary only 2.6% and raised 2010 salaries for the remaining officers only 1.5% (by way of background, (i) in 2009, the Compensation Committee reduced Chief Executive Officer and other executive base salary levels by 5% and 3%, respectively, from 2008 levels and (ii) despite the 2010 base salary increases, 2010 base salary levels remained below 2008 base salary levels)

•

established challenging 2010 target levels for FFO per share and FAD per share under the Prior STIP and for FFO per share under the Prior LTIP in the context of the ongoing commercial real estate industry downturn, and

•

recognized actual 2010 FFO per share and FAD per share performance by WRIT under the Prior STIP and Prior LTIP at 100.5% and 103.7%, respectively, of target (without any discretionary performance level adjustment by the Compensation Committee based on real estate market conditions, but with such results reflecting a revision to target levels to clarify that financial costs and charges arising from an extensive refinancing transaction to alleviate refinancing risk for 2011 debt maturities would be added back to FFO per share and FAD per share for purposes of determining results)

With respect to WRIT’s future executive compensation arrangements, the Compensation Committee undertook the following activities in 2010 –

•	engaged a new independent compensation consultant, FPL Associates, with extensive REIT industry experience

•	substantially revised the 20-company peer group applicable to WRIT’s future executive compensation arrangements based on extensive recommendations from FPL Associates

•

undertook a complete review of WRIT’s executive compensation program to create a program design that would appropriately incentivize WRIT’s executives and coordinate with the goals of WRIT’s strategic plan

•	adopted new compensation guidelines applicable to WRIT’s future executive compensation arrangements, which are summarized below –

•

executive salaries should generally approximate the median of the peer group, but there should also be flexibility to address particular individual circumstances that might require a different result, and

•	total direct compensation should approximate the 75th percentile of the peer group in circumstances where management has achieved “top level performance”

•	adopted the New STIP and New LTIP which, taken together in comparison to the Prior STIP and the Prior LTIP, will have the effect of –

•

substantially increasing the amount of total direct compensation that is performance-based from a range of 45% to 58% (depending on executive level) under the Prior STIP and Prior LTIP to a range of 57% to 76% under the New STIP and New LTIP (the foregoing ranges assume target levels of performance)

•

ensuring that a substantial portion of total direct compensation will be evaluated based on the achievement by our executives of the goals of WRIT’s strategic plan, as determined by the Compensation Committee in its discretion, and

•

modifying the performance period cycle for long-term incentive compensation from a “rolling” plan (i.e., a new three-year plan every year) to a “multi-year” plan (i.e., a new plan every three years) to further align executives with the goals of our long-term strategic plan, and

•	adopted an executive share ownership policy mandating that each executive attain (and thereafter maintain) a stated level of common share ownership

2010 Executive Compensation Matters

Components and Compensation Objectives

WRIT’s 2010 executive compensation program primarily consisted of base salary, the Prior STIP and the Prior LTIP. The Prior STIP consisted of annual cash awards based on various performance metrics. The Prior LTIP consisted of grants of restricted share units and performance share units. In addition, WRIT’s 2010 executive compensation program also included a supplemental executive retirement plan, a deferred compensation plan and various perquisites described in more detail below.

The objectives of our executive compensation program are –

•	to allow WRIT to attract and retain talented executives

•	to provide incentives to achieve various objective performance targets, and

•	to link compensation to shareholder results by rewarding competitive and superior performance.

For our named executive officers (“NEOs”), which include the Chief Executive Officer and the other individuals named in the Summary Compensation Table that follows this Compensation Discussion and Analysis, WRIT’s executive compensation program is intended to align compensation with WRIT’s performance on both a short-term and long-term basis. In particular, the Compensation Committee designed the compensation program to reward the achievement of specific annual and long-term goals by providing the majority of compensation in the form of variable pay that is based on financial performance. The Compensation Committee believes this design motivates performance consistent with WRIT’s short- and long-term business objectives.

For purposes of determining 2010 compensation levels, the Compensation Committee compared the compensation of WRIT’s NEOs against other companies in its industry. Due to WRIT’s unique property-type diversification and geographic focus, it is difficult to build a peer group that matches WRIT’s exact business model. The Compensation Committee’s comparison was based on survey data compiled by the Hay Group, in its capacity as an independent consultant serving the Compensation Committee at the time 2010 compensation levels were determined. The Hay Group compared WRIT’s NEO compensation to similarly situated executives employed by companies in the NAREIT compensation survey and a diversified group of 25 public REITs. The companies in the selected group vary in size, both smaller and larger than WRIT, but were recommended by the Hay Group as appropriate comparable companies based on their approximate size and the complexity of their real estate businesses. The 25 companies utilized for comparative purposes in determining 2010 compensation were:

AIMCO	Camden Property Trust	Federal Realty Investnment Trust	Lexington Realty Trust	Parkway Properties Inc.

Duke Realty Corp.	Weingarten Realty	Home Properties Inc.	Biomed Realty Trust Inc.	Equity One Inc.

HRPT Properties Trust	Brandywine Realty Trust	Regency Centers Corp.	Kilroy Realty Corp.	Eastgroup Properties

Liberty Property Trust	Corporate Office Properties Trust	First Industrial Realty Trust	PS Business Parks	Saul Centers Inc.

Mack-Cali Realty Corp.	UDR Inc.	Highwoods Properties Inc.	Post Properties Inc.	First Potomac Realty Trust

The Hay Group’s data compared the compensation of WRIT officers based on base salary and total direct compensation, which included base salary, annual incentive compensation and an annualized present value of long-term incentive compensation. Utilizing Hay Group data, the Compensation Committee determined 2010 base salary and total direct compensation levels primarily based on its compensation guideline of ensuring that the Chief Executive Officer, the Executive Vice Presidents and the Senior Vice Presidents are compensated at no less than the median of companies in the NAREIT compensation survey and group of 25 public REITs. In applying this compensation guideline, the Compensation Committee considered the amount and mix of base and variable compensation by referencing, for each executive level and position, the prevalence of each element and the level of compensation that are provided in the market based on the Hay Group comparison analysis. The Compensation Committee also took into account current financial performance in its evaluation of executive compensation. The Compensation Committee considers current financial performance to be an important and necessary consideration in setting base salary even though it is also taken into account, to a greater degree, in the payouts of short-term and long-term incentives. Lastly, the Compensation Committee considered the relative value of each executive position to the achievement of WRIT’s overall business objectives and the relationships of pay across all executive positions. Based on the foregoing, the Compensation Committee determined to make a modest increase to executive base salaries for 2010 as noted below under “Base Salary.”

Base Salary

The Compensation Committee reviews and approves salary recommendations annually. In 2010, the Compensation Committee determined base salaries based on the considerations described above. In particular, the Compensation Committee, acting in consultation with the Hay Group, elected to increase 2010 base salaries of the Chief Executive Officer, the two Executive Vice Presidents and the three Senior Vice Presidents. As a result, the 2010 base salaries determined by the Compensation Committee in December 2009 were $414,375 (up 2.6% from the 2009 level of $403,750) for the Chief Executive Officer, $325,050 (up 1.5% from $320,100) for each of the two Executive Vice Presidents and $270,875 (up 1.5% from $266,750) for each of the three Senior Vice Presidents. By way of background, in 2009, the Chief Executive Officer and other executives took 5% and 3% salary reductions, respectively. The Compensation Committee viewed these 2010 base salary increases as a modest, incremental step towards restoring base salary levels that existed during the 2008 compensation year.

Based on the fair value of equity awards granted to the NEOs in 2010 and the base salary of the NEOs, salary accounted for approximately 38% of the total compensation of the NEOs while incentive and other compensation accounted for approximately 62% of the total compensation.

Prior STIP

The Prior STIP provided for the annual payment of cash bonuses. Individual target awards were based on a percentage of base salary for the Chief Executive Officer (100%), Executive Vice Presidents (75%), Senior Vice Presidents (65%) and

Managing Directors (50%). The Compensation Committee set target award percentages to effectuate its compensation guideline of ensuring executive officers are compensated on a total direct compensation basis at no less than the median of companies in the NAREIT compensation survey and group of 25 public REITs.

The Prior STIP provided that actual awards could range from 0% to a maximum of 200% of the target award based on performance relative to goals, with a threshold award level of 50% of target incentive. If actual performance were at 95% of target performance, the threshold award level of 50% of target incentive would be paid as a bonus. If actual performance were below 95% of target performance, no bonus would be paid pursuant to the Prior STIP. The maximum award could be earned if actual performance met or exceeded 110% of target performance. In 2010, bonuses paid under the Prior STIP were based upon:

•	funds from operations (FFO) per share (50% weighting)

•	funds available for distribution (FAD) per share (30% weighting), and

•	the participant’s individual performance compared to target quantitative and qualitative measures for such participant (20% weighting).

FFO per share has wide acceptance as a reported measure of REIT operating performance. FFO per share is equal to a REIT’s net income, excluding gains or losses from sales of property, plus real estate depreciation. FAD per share is calculated by subtracting from FFO per share (i) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream, and (ii) straight line rents, then adding (iii) non-real estate depreciation and amortization, (iv) non-cash fair value interest expense, and (v) amortization and expensing of restricted share and unit compensation and adding or subtracting (vi) non-cash gain/loss on extinguishment of debt, as appropriate, and (vii) the amortization of lease intangibles, as appropriate.

In the case of FFO per share and FAD per share, management initially proposed the 2010 targets under the Prior STIP, and these targets were then reviewed by the Compensation Committee. In reviewing these targets, the Compensation Committee analyzed and discussed WRIT’s 2010 business projection and budget materials and considered the potential for achieving the results expected in such materials. After this review, the Compensation Committee (i) established a target level of FFO per share at $1.95, which level was higher than the level originally proposed by management and (ii) established a target level of FAD per share at $1.55, which level was consistent with the level originally proposed by management. In the Fall of 2010, WRIT completed an extensive refinancing transaction to reduce its 2011 debt maturity risk, which transaction had the strong support and encouragement of the Board. The refinancing transaction involved (i) an underwritten public offering of $250 million aggregate principal amount of senior unsecured notes due October 1, 2020 with an annual coupon rate of 4.95% and (ii) tender offers for WRIT’s 5.95% senior notes due June 15, 2011 and 3.875% convertible notes due 2026 (which can be put back to WRIT at par on September 15, 2011). At completion of the tenders, WRIT repurchased $56.1 million of the $150 million outstanding principal amount of 5.95% senior notes and $122.8 million of the $125.5 million outstanding principal amount of 3.875% convertible notes. WRIT paid a premium of $6.0 million for the repurchase of these securities and took an additional charge of $2.9 million of unamortized issuance costs associated with the repurchased debt. After the refinancing transaction was completed, the Compensation Committee revised the 2010 FFO per share and FAD per share target levels to add back the repurchase premium and issuance costs. As a result, the original FFO per share and FAD per share target levels of $1.95 and $1.55 were maintained, but with the clarification that the repurchase premium and issuance costs from the refinancing transaction would be added back for purposes of determining achievement of such target levels. As the refinancing transaction was conducted with the Board’s strong support and encouragement in order to alleviate refinancing risk for 2011 debt maturities arising from the ongoing global financial market uncertainty, the Compensation Committee, in its business judgment, considered these target level revisions to be appropriate under the circumstances.

The Prior STIP provided that the Compensation Committee could make an assessment of market conditions for each year and adjust the financial performance outcome measures accordingly. However, the Prior STIP provided that any adjustments by the Compensation Committee would in all cases be 5% or less (added or subtracted to the performance outcome) and would be applied in the discretion of the Compensation Committee. In 2010, the Compensation Committee determined to make no adjustments to financial performance outcomes based on market conditions.

The Compensation Committee then determined the percentage level of actual FFO per share and FAD per share results achieved for 2010 compared to the 2010 target levels to be 100.5% and 103.7% of target, respectively.

In the case of individual target quantitative and qualitative measures provided under the Prior STIP, these targets were set by the participant’s supervisor or, in the case of the Chief Executive Officer, by the Compensation Committee. The participant’s supervisor or, in the case of the Chief Executive Officer, the Compensation Committee determined each participant’s actual performance compared to the target quantitative and qualitative measures for such participant. For 2010, the individual target quantitative and qualitative measures for each NEO were as follows:

•

Mr. McKenzie’s target measures included (i) fostering effective communication with the Board on matters of tactical and strategic importance, (ii) ensuring effective shareholder interaction (including communication of results of operations and meetings with shareholders), (iii) providing effective and ethical leadership for WRIT, and (iv) ensuring achievement of financial and operational goals (including the FFO and FAD per share metrics noted above of $1.95 and $1.55, respectively, capital raising activities, rating agency activities and transactional execution).

•

Mr. Camp’s target measures included (i) providing effective strategic planning (including financial analysis of WRIT divisions, strategy development, and financial modeling and covenant compliance), (ii) ensuring effective external relations (including relationships with shareholders, commercial and investment banks, and rating agencies), (iii) coordinating financing activities (including preparation of refinancing strategies related to WRIT’s previous $100 million term loan that was repaid through a credit facility draw and WRIT’s 2011 debt maturities), and (iv) ensuring effective financial accountability through coordination of financial analysis among internal WRIT departments.

•

Ms. Franklin’s target measures included (i) coordinating financial matters (including timely SEC and regulatory filings) and ensuring operational and financial controls, (ii) coordinating organizational and administrative matters (including implementation of effective incentive compensation plans, creating an internal communications strategy and reviewing the adequacy of WRIT executive compensation plans), and (iii) coordinating technology matters (including business process automation and internal financial reporting).

•

Mr. Paukstitus’ target measures included (i) coordinating various strategic initiatives (including an internal staff reorganization and the pursuit of several redevelopment initiatives), (ii) ensuring effective revenue enhancement initiatives (including exceeding budgeted revenue levels for each sector, ensuring WRIT’s bad debt collection process is operating efficiently and achieving leasing goals at various individual properties), and (iii) coordinating expense control initiatives (including ensuring operating and capital expense levels are below budgeted levels).

•

Mr. Regnell’s target measures included (i) coordinating and sourcing successful transaction execution activities (including a target range of $100-150 million in acquisitions, a target range of $20-30 million in dispositions, successful positioning of WRIT’s Ridges property for sale, effective monitoring of the investment sales market and effective transaction sourcing activities), (ii) various operational activities (including developing a portfolio review function and annual acquisition and sector performance analysis), and (iii) other miscellaneous activities (including ensuring investment community awareness of WRIT).

The actual payout amounts for 2010 under the Prior STIP are presented in the Summary Compensation Table and related footnotes within this Proxy Statement.

Participants in the Prior STIP had the option to defer receipt of a portion or all of their Prior STIP awards by electing to convert the award amount into restricted share units at the market value of common shares at the time of conversion. Under this arrangement, WRIT would agree to match deferral elections with a grant of restricted share units equal to 25% of the restricted share units obtained in the conversion. The restricted share units would then cliff vest three years from the date of conversion.

At the request of the Compensation Committee, an internal audit was performed to review management’s calculations for the Prior STIP to confirm that they comply with the Prior STIP. This internal audit was then presented to the Compensation Committee for its review and acceptance.

Prior LTIP

Under the Prior LTIP, each executive was eligible for an annual target award designed to deliver compensation consistent with our philosophy upon the achievement of long-term performance goals. Prior LTIP annual target awards were based on a percentage of salary for the Chief Executive Officer (200%), Executive Vice Presidents (150%), Senior Vice Presidents (100%) and Managing Directors (75%). The Compensation Committee set target award percentages to effectuate its compensation guideline of ensuring that executive officers are compensated on a total direct compensation basis at no less than the median of companies in the NAREIT compensation survey and group of 20 public REITs.

Each Prior LTIP award consisted of a mixture of performance share units (2/3) and restricted share units (1/3). Set forth below is a description of the performance share units and restricted share units granted under the long-term incentive plan utilized by WRIT in 2010.

Performance Share Units

Under the Prior LTIP, the number of performance share units delivered to executives was a function of (i) WRIT’s performance versus targeted FFO per share for each year over a three-year performance period and (ii) WRIT’s total shareholder return (“TSR”) over a three-year performance period in comparison to 25 peer group companies selected by the Compensation Committee. Based on the Hay Group’s recommendation, the Compensation Committee selected the 25 peer group companies by starting with the 20-company public REIT group used previously in its compensation comparison and then making adjustments to tailor the list more closely to the five business segments of WRIT. The adjustments consisted of adding eight companies (Apartment Investment and Management Company, Post Properties, Inc., BioMed Realty Trust, Inc., Corporate Office Properties Trust, HRPT Properties Trust, Duke Realty Corporation, Lexington Realty Trust and Weingarten Realty Investors) and subtracting three companies (Cogdell Spencer Inc., HCP Inc. and Medical Properties Trust). The measures are weighted FFO per share (67%) and TSR (33%). Actual awards could range from 0% to a maximum of 200% of the target award based on performance.

Each of the three FFO per share performance targets in the three-year performance period were set on an annual basis by the Compensation Committee. In setting the targets, the Compensation Committee would review WRIT’s business projection and budget materials as a starting point and consider the potential for achieving the results expected in such materials. For 2010, the FFO per share target set for performance share unit awards under the Prior LTIP was $1.95, which was identical to the FFO per share target for 2010 under the Prior STIP. If actual performance were below 90% of target performance, no incentives would be paid pursuant to the Prior LTIP. The maximum award (200% of target award) could be earned if actual performance met or exceeded 110% of target performance.

TSR was to be determined for WRIT and the peer group companies at the conclusion of the three-year performance period. It was to be calculated as the quotient obtained by dividing (i) the sum of (A) the difference between ending common share price and beginning common share price and (B) dividends paid by (ii) beginning common share price. For TSR performance share units, no incentive would be paid if WRIT’s performance percentile ranking was below the 10th percentile, and the maximum award (200% of target award) would be paid if actual performance were at the 90th percentile level or greater. The target percentile ranking was to be 50-59% (100% of target award).

The Compensation Committee maintained sole discretion to increase or decrease the payout levels on FFO per share-based performance share units (but not TSR-based performance share units) by amounts not to exceed 20%. This discretion of the Compensation Committee was intended to allow it to respond to unforeseen opportunities and challenges that may arise during the performance period.

In addition, at the conclusion of each three-year performance period, the Compensation Committee was to have sole discretion to award additional restricted share units (each vesting one year from the date of grant) to an executive up to a maximum value equal to 10% of the total performance share unit target award for such executive. These restricted share units were to be issued if the Compensation Committee determined that extraordinary market conditions had negatively impacted WRIT’s performance for the three-year performance period.

For 2010, the Compensation Committee made adjustments to the FFO per share target under the Prior LTIP with respect to the 2010 refinancing transactions that corresponded to the adjustments to the FFO per share target under the Prior STIP. After such adjustments to the Prior LTIP FFO per share target, the Compensation Committee noted that WRIT’s actual performance for FFO per share computed to 100.5% of target.

At the request of the Compensation Committee, an internal audit was performed to review management’s calculations for the Prior LTIP to confirm that they comply with the plan. This internal audit was then presented to the Compensation Committee for its review and acceptance.

The performance share units issued under the Prior LTIP were to be converted to common shares and delivered to the participant after the three-year performance period. An amount equal to the dividends granted on the common shares was to be paid in cash at the end of the performance period based on the common shares awarded.

At the termination of the Prior LTIP, performance share units for the 2009-11 and 2010-12 cycles remained outstanding. The wind-down arrangements with respect to these remaining performance share units are described under the heading “Future Executive Compensation Matters – Wind-down of Prior LTIP.”

Restricted Share Units

Restricted share units under the Prior LTIP provided plan participants with an underlying investment in common shares. Restricted share unit awards issued under the Prior LTIP vested with the passage of time over five years, with 20% vesting on each anniversary of the date of the grant, provided the participant remains employed by WRIT. Restricted share units were converted to common shares and delivered to the participant after they fully vest. The vesting schedule was intended to promote retention since an NEO would likely consider the forfeiture of unvested restricted share units in weighing other employment opportunities.

For unvested and vested restricted share units, an amount equal to the dividends granted on the common shares was paid in cash at the same time dividends on common shares are paid. At the termination of the Prior LTIP, restricted share units granted since 2007 remained outstanding. These restricted share units will continue to vest in accordance with their terms.

The grant date fair values for the Prior LTIP awards for 2010 are presented in the Summary Compensation Table and related footnotes within this Proxy Statement.

Supplemental Executive Retirement Plan

Because the U.S. Internal Revenue Code limits the benefits that would otherwise be provided by our qualified retirement programs, WRIT provides a supplemental executive retirement plan (“SERP”) for the benefit of the NEOs. This plan was established in November 2005 and is a defined contribution plan under which, upon a participant’s termination of employment from WRIT for any reason other than death, discharge for cause, or total and permanent disability, the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. A participant’s benefit accrues over years of service. WRIT makes contributions to the plan on behalf of the participant ranging from 9.5% to 19% of base salary. The exact contribution percentage is based on the participant’s current age and service such that, at age 65, the participant could be expected to have an accumulation (under assumptions made under the plan) that is approximately equal to the present value of a life annuity sufficient to replace 40% of his or her final three year average salary. Vesting generally occurs based on a minimum of 10 years of service or upon death, total and permanent disability, involuntary discharge other than for cause, or retirement or voluntary termination if the participant does not engage in prohibited competitive activities during the two-year period after such retirement or voluntary termination.

WRIT accounts for this plan in accordance with EITF 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested, and SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2010, 2009 and 2008, WRIT recognized current service cost of $344,000, $280,000 and $311,000, respectively.

Deferred Compensation Plan

Beginning in 2007, WRIT adopted a new plan that allows officers to voluntarily defer salary and short-term incentive plan awards. Prior to January 1, 2011, salary deferrals were credited during the year with earnings based on 10-Year U.S. Treasury Securities as of the first business day of the year. From and after January 1, 2011, salary deferrals will be credited during the year with earnings based on weighted average interest rate on WRIT’s fixed rate bonds as of December 31 of each calendar year. Short-term incentive plan awards are deferred as restricted share units, with a 25% match of restricted share units on the deferred amount. The 25% match cliff vests after three years. Short-term incentive plan deferrals and matching contributions will increase and decrease in value as the common shares increase or decrease. Participants may elect to defer receipt of payments to the earliest of (i) a specified distribution date that is at least three years from the last day of the year in which the deferral amounts were earned, (ii) the date the participant terminates employment from WRIT, (iii) the participant’s death, (iv) the date the participant sustains total and permanent disability, or (v) a change in control. The deferred salary and interest accruals are unfunded and payments are to be made out of the general assets of WRIT.

Perquisites

NEOs participate in other employee benefit plans generally available to all employees on the same terms. In addition, the NEOs are provided with supplemental life insurance and some are granted an automobile allowance. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable WRIT to attract and retain key employees. For information on specific benefits and perquisites, see the footnotes to the Summary Compensation Table.

Change in Control Termination Agreements

The change in control agreements with the NEOs discussed below provide for continuation of payments and benefits in the event of termination due to a “change in control” (as defined in these agreements). The basic rationale for these change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.

The termination benefits payable in connection with a change in control require a “double trigger,” which means that (i) there is a “change in control” (as that term is defined in the agreement) and (ii) after the change in control, the covered NEO’s employment is “involuntarily terminated” by WRIT or its successor but not for “cause” (as both terms are defined in the agreement) or by the NEO for “good reason” (as defined in the agreement) within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). A double trigger was selected to enhance the likelihood that an executive would remain with WRIT after a change in control because the executive would not receive the continuation of payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.

The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:

A. A continuation of base salary at the rate in effect as of the termination date for a period based on the levels below:

• Chief Executive Officer	36 months
• Executive Vice Presidents	24 months
• Senior Vice Presidents	24 months

B. Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual short-term incentive plan compensation received during the three years prior to the involuntary termination.

C. Payment of the full cost to continue coverage under WRIT’s group health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the period of time the NEO receives salary continuation up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.

D. Immediate vesting in all unvested common share grants, restricted share units and performance share units granted to the NEO under WRIT’s long-term incentive plan and immediate vesting in the SERP and deferred compensation plans.

E. If the NEO is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the NEO will receive a tax gross-up payment. The intention is to place the NEO in the same position for federal and local income tax purposes as if Section 4999 of the Internal Revenue Code had no application to the NEO.

As of the date of this Proxy Statement, the Compensation Committee has not determined whether the existing change in control agreements will be modified to contemplate the new compensation arrangements under the New STIP and New LTIP.

In addition to our change in control agreements, our New STIP and New LTIP each provide for particular awards to be made in the event of a change in control that occurs during the performance period under each such plan. These awards are described in further detail under the heading “Future Executive Compensation Matters – New STIP” and “– New LTIP.”

For detailed information on these payments, see “Potential Payments upon Change in Control” on page 37.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the public company’s NEOs. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). The benefits under our short-term incentive and long-term incentive plans do not qualify as “performance based” under Section 162(m). WRIT also believes that it must maintain the flexibility to take actions which it deems to be in the best interests of WRIT but which may not qualify for tax deductibility under Section 162(m).

Share Ownership Policy

The Compensation Committee believes that common share ownership allows executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value. As a result, on February 18, 2010, the Compensation Committee and Board adopted stock ownership guidelines for executives which were incorporated by the Board into our Corporate Governance Guidelines. On October 27, 2010, the Compensation Committee and Board adopted a formal stock ownership policy, which formalized and effectuated the stock ownership guidelines previously adopted on February 18, 2010.

The stock ownership policy requires each executive to retain an aggregate number of common shares having a market value at least equal to a specified multiple of such executive’s annual base salary. The applicable multiples of base salary required to be held are as follows:

•	Chief Executive Officer: 3 times

•	Executive Vice President: 2 times

•	Senior Vice President/Managing Director: 1 time

The policy requires that each executive attain the level set forth above within five years after his or her date of employment with WRIT or February 18, 2015 (which is five years after the commencement of the stock ownership guidelines on February 18, 2010), whichever is later. The aggregate number of common shares required to be held by each executive in office on February 18, 2010, was determined based on the market value of common shares for the 60 trading days prior to such date. For executives hired or promoted in the future, the aggregate number of common shares or additional common shares required to be held by such executive will be determined based on the market value of common shares on the 60 trading days prior to the date of such hiring or promotion, as applicable. Once established, an executive’s common share ownership goal will not change because of changes in his or her base salary or fluctuations in WRIT’s common share price.

The policy also contains additional terms and conditions, including an interim ownership requirement for executives during the transition period to the full requirements. Under the interim ownership requirement, executives subject to the policy as of February 18, 2010 must achieve 50% of their share ownership goal by August 18, 2012.

The multiples of base salary reflected in the stock ownership guidelines above were determined by the Compensation Committee based on the recommendation of the Hay Group, which had presented the Compensation Committee with a survey of stock ownership requirements in the peer group utilized by the Compensation Committee for 2010 compensation and a survey of stock ownership practices of large public companies.

Compensation Committee Matters

The Compensation Committee is responsible for making executive compensation decisions and recommending to the Board an overall executive compensation policy. The Compensation Committee is also responsible for making decisions and recommendations to the Board with respect to employee compensation and benefit plan matters. In addition, the Compensation Committee is required to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable SEC rules and regulations.

The Compensation Committee is comprised of at least three and no more than six independent members of the Board (as the term “independent” is defined under the applicable listing standards of the New York Stock Exchange). The current Compensation Committee charter was adopted on February 20, 2003 and was revised on

September 13, 2005, March 23, 2007 and December 12, 2008. A copy of the Compensation Committee Charter can be found on our website at www.writ.com. Among other matters, the Compensation Committee charter provides the Compensation Committee with the independent authority to retain and terminate any compensation consulting firms or other advisors to assist in the evaluation of trustee, Chief Executive Officer and other executive compensation.

The Compensation Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Compensation Committee and outside advisors, if requested, have an opportunity to discuss all executive compensation issues without members of management being present. During 2010, the Compensation Committee held eight meetings.

Compensation Consultant Matters

The Compensation Committee has the authority to select and engage compensation consulting firms independently from any control or influence by management. In establishing 2010 executive compensation levels, the Compensation Committee engaged the Hay Group, a leading human resource and compensation consulting firm, as its independent consultant. Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee.

In establishing 2010 executive compensation levels, the Compensation Committee Chairman worked directly with the Hay Group to determine the scope of work to be performed to assist the Compensation Committee in its decision making processes. In conducting its work on 2010 executive compensation levels for the Compensation Committee, the Hay Group also interacted with other members of the Compensation Committee, the Chief Executive Officer, the Executive Vice President – Accounting, Administration and Corporate Secretary and the Executive Vice President and Chief Financial Officer to facilitate the development of 2010 executive compensation strategies and compensation levels.

As noted above, the Hay Group provided the Compensation Committee with competitive pay analyses regarding both the broader market (including the NAREIT survey) and a group of 25 public REITs. The Hay Group attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee. With the agreement and approval of the Compensation Committee, the Hay Group also provided separate advisory services to WRIT’s management team on broad-based compensation issues.

In May 2010, the Compensation Committee elected to engage a new independent consultant to review future executive compensation plan design and compensation levels. After an extensive interview process, the Compensation Committee selected and engaged FPL Associates as its independent consultant with respect to executive compensation plan design and compensation levels commencing in 2011. In particular, the Compensation Committee worked extensively with FPL Associates in the second half of 2010 to design the New STIP and the New LTIP, which commenced operation effective January 1, 2011.

Role of Executives in Establishing Compensation

The Compensation Committee believes that management input is important to the overall effectiveness of WRIT’s executive compensation program. The Compensation Committee believes that even the best advice of an independent consultant must be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices. The Chief Executive Officer, the Executive Vice President – Accounting, Administration and Corporate Secretary and the Executive Vice President and Chief Financial Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on compensation strategies and how to align them with our business strategy. They also provide feedback on how well our compensation programs appear to be working. In addition, these individuals and the Senior Vice President and General Counsel regularly attend Compensation Committee meetings to participate in the presentation of materials and discussion regarding compensation issues.

Future Executive Compensation Matters

Components and Compensation Objectives

As noted above under “Overview and Executive Summary,” WRIT’s executive compensation program will materially change commencing in 2011. The new executive compensation program will primarily consist of base salary, the New STIP and the New LTIP. The New STIP will consist of annual cash and restricted share awards. The New LTIP will consist of awards of unrestricted shares and restricted shares. The New STIP and New LTIP are significantly different from their predecessor plans, the Prior STIP and Prior LTIP. WRIT’s supplemental executive retirement plan, deferred compensation plan and various perquisites will remain as described above.

The objectives of our new executive compensation program have not changed (see “2010 Executive Compensation Matters – Components and Compensation Objectives” above). However, in connection with developing the new executive compensation program, the Compensation Committee established new compensation guidelines which were utilized in the development of the program. The compensation guideline utilized by the Compensation Committee in establishing 2010 executive compensation was to ensure that the Chief Executive Officer, the Executive Vice Presidents and the Senior Vice Presidents are compensated at no less than the median of companies in the NAREIT compensation survey and group of 20 public REITs. In developing the new executive compensation program, the Compensation Committee established the following compensation guidelines:

•	executive salaries should generally approximate the median, but there should also be flexibility to address particular individual circumstances that might require a different result, and

•	total direct compensation should approximate the 75th percentile of the peer group in circumstances where management has achieved “top level performance.”

The Compensation Committee also completed a review of its existing 25-company peer group in connection with developing WRIT’s new executive compensation program. The peer group review was undertaken in consultation with, and based on advice from, FPL Associates, the Compensation Committee’s new independent consultant specializing in REIT industry compensation practices. Based on this review, the Compensation Committee expects to use the 20-company peer group set forth below for comparative purposes in determining future executive compensation. As well, the 20-company peer group set forth below will also be utilized for the relative total shareholder return component of the New LTIP.

Brandywine Realty Trust	Eastgroup Properties, Inc.	Home Properties Inc.	PS Business Parks, Inc.

Corporate Office Properties Trust	Equity One Inc.	Lexington Realty Trust	Realty Income Corporation

Cousins Properties Incorporated	Federal Realty Investment Trust	Liberty Property Trust	Regency Centers Corporation

DCT Industrial Trust Inc.	First Potomac Realty Trust	National Retail Properties, Inc.	Saul Centers, Inc.

Duke Realty Corporation	Highwoods Properties Inc.	Post Properties, Inc.	Weingarten Realty Investors

New STIP

Under the New STIP, executives will be provided the opportunity to earn awards, payable 50% in cash and 50% in restricted shares, based on achieving various performance objectives within a one-year performance period (except for a portion of such restricted share awards equivalent to 15% of an executive’s base salary which will be exclusively service-based). Each executive’s total award opportunity under New STIP, stated as a percentage of base salary, for the achievement of threshold, target and high performance requirements is set forth in the table below:

		Cash Component (50%)			Restricted Share Component (50%)
		Threshold	Target	High	Threshold	Target	High
President and Chief Executive Officer	Performance-based	58%	113%	195%	43%	98%	180%
	Service-based	0%	0%	0%	15%	15%	15%

Executive Vice President	Performance-based	48%	93%	160%	33%	78%	145%
	Service-based	0%	0%	0%	15%	15%	15%

Senior Vice President	Performance-based	35%	65%	115%	20%	50%	100%
	Service-based	0%	0%	0%	15%	15%	15%

Managing Director	Performance-based	25%	50%	88%	10%	35%	73%
	Service-based	0%	0%	0%	15%	15%	15%

New STIP performance will be evaluated on the following objective and subjective performance goals and weightings (which will be subject to annual review):

Objective Goals

•	Core FFO per share (20%)

•	Core FAD per share (20%)

•	Same-store net operating income (NOI) growth (20%)

The specific metrics underlying the objective performance goals will be set by the Compensation Committee within the first 90 days of the one-year performance period (taking into account input from the Board and the Chief Executive Officer). If achievement of the metrics of an objective goal falls between threshold and target levels or between target and high levels, the amount of the associated award will be determined by linear interpolation. If achievement of the metrics of an objective goal falls below threshold level, the portion of the award that is dependent on the objective goal will not be paid.

Core FFO per share is calculated by adjusting FFO per share for (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) property impairments, as appropriate. Core FAD per share is calculated by adjusting FAD per share for (1) cash gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) property impairments, as appropriate. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

The New STIP provides that the Compensation Committee may make an assessment of market conditions for each year and adjust actual core FFO per share, core FAD per share and same store NOI performance outcome measures accordingly. However, the New STIP provides that any adjustments by the

Compensation Committee will in all cases be 5% or less (added or subtracted to the performance outcome) and will be applied at the discretion of the Compensation Committee.

Subjective Goals

•	Strategic acquisition/disposition activity (20%)

•	Individual objectives (20%)

At the completion of the one-year performance period, fulfillment of the foregoing subjective goals will be evaluated (i) with respect to strategic acquisition/disposition activity, by the Compensation Committee in its discretion (taking into account input from the Board and a written presentation on strategic acquisition/disposition activity to be provided by the Chief Executive Officer), and (ii) with respect to individual objectives, by the Compensation Committee in its discretion with respect to the Chief Executive Officer and by the Chief Executive Officer in his discretion with respect to all other executives. At the conclusion of the one-year performance period, the Compensation Committee or Chief Executive Officer, as applicable, will evaluate performance on a scale of 1 (threshold), 2 (target) or 3 (high). If achievement of a subjective goal falls below threshold level, the portion of the award that is dependent on the subjective goal will not be paid.

While the objective and subjective performance goals will apply as of the effective date, such objective and subjective performance goals will be re-evaluated on an annual basis as to their appropriateness for use in subsequent annual programs under the New STIP based on any potential future changes in WRIT business goals and strategy. Any modification will be approved by the Compensation Committee and Board.

With respect to the 50% of the New STIP award payable in restricted shares, the restricted shares will (i) vest over a three-year period commencing on the January 1 following the end of the one-year performance period (or, in the case of the service-based restricted shares component, on January 1 of the one-year performance period), (ii) consist of a number of shares determined by dividing the dollar amount payable in restricted shares by the closing price per share on such January 1 (or, in the case of the service-based restricted shares component, on January 1 of the one-year performance period) and (iii) be issued within 2 1/2 months of the end of the one-year performance period (or, in the case of the service-based restricted shares component, as of January 1 of the one-year performance period). The restricted shares will be awarded out of and in accordance with WRIT’s 2007 Omnibus Long Term Incentive Plan. WRIT will pay dividends currently on the restricted shares described above in this paragraph. For the avoidance of doubt, since performance-based restricted shares under the New STIP will only be issued after the one-year performance period has ended, no dividends will be paid until performance has been achieved.

If, during the three-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, or a Change in Control occurs, the restricted shares awarded under the New STIP will immediately vest. “Retire” in this context means to resign after reaching age 65 or after reaching age 55 and working at WRIT for at least 20 years. “Cause,” “Good Reason,” Disability” and “Change of Control” have the meanings set forth in the New STIP.

With respect to the 50% of the award payable in cash under the New STIP, 80% of such cash portion will be payable by December 31st of the one-year performance period. The remaining cash balance will be payable within 2 1/2 months of the end of the performance period. The executive may elect to defer up to 80% of the cash portion pursuant to WRIT’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash will be converted to restricted share units and WRIT will match 25% of deferred amounts in restricted share units.

The executive must be employed on the last day of the performance period to receive a performance-based New STIP award, subject to the following exceptions. If during the performance year, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, the executive will receive an award under the New STIP calculated based upon actual results for the full one-year performance period, but the award will be prorated based on the period of employment during the one-year performance period through the date of such event and the portion of the award paid in restricted shares will immediately vest. If a Change in Control occurs during the one-year performance period, the performance goals under the New STIP will be prorated based on the period of time during the one-year performance period through the date of the Change in Control, the executive will receive a performance-based award under the New STIP that is prorated based on the period of employment during the one-year performance period through the date of the Change in Control and the portion of the award paid in restricted shares will immediately vest.

New LTIP

Under the New LTIP, executives will be provided the opportunity to earn awards, payable 50% in unrestricted shares and 50% in restricted shares, based on achieving various performance objectives within a three-year performance period (commencing on January 1, 2011 and concluding on December 31, 2013). Each executive’s total award opportunity under New LTIP, stated as a percentage of base salary, for the achievement of threshold, target and high performance requirements is set forth in the table below:

Threshold	Target	High	For comparison purposes to the
Prior LTIP and long-term
incentive plans of other
companies, the percentages in
the table at left reflect
annualized percentages. In order
to calculate awards at the
conclusion of the three-year
performance period, these
percentages will be multiplied by
three to account for each year in
				the performance period.
President and Chief Executive Officer	80%	150%	270%

Executive Vice President	50%	95%	170%

Senior Vice President	40%	80%	140%

Managing Director	35%	65%	115%

For purposes of calculating award payouts at the conclusion of the three-year performance period, the level of salary will be determined for each executive as of January 1, 2011. Notwithstanding the foregoing, the Chief Executive Officer’s salary, for purposes of calculating awards under the New LTIP, will be deemed to be $500,000 (reflecting the Compensation Committee’s general expectation to increase such salary over time to align more closely with chief executive salaries of companies in the 20-company peer group utilized by the Compensation Committee beginning in 2010 as noted above).

New LTIP performance will be evaluated on both the following objective and subjective performance goals and weightings:

Objective Goals

•	Absolute total shareholder return (TSR) (20%)

•	Relative TSR (20%)

For purposes of calculating TSR-related metrics, the “starting price” will equal the average closing price for the 20-day period ending December 1, 2010 and the “ending price” will be equal to the average closing price for the 20-day period ending December 1, 2013. For absolute TSR, threshold, target and high performance levels will be 6%, 8% and 10% total shareholder return over the performance period (calculated on a per annum basis). If absolute TSR falls between 6% and 8% or between 8% and 10%, absolute TSR will be rounded to the closest TSR percentage in increments of 0.5% (e.g., 8.3% will be rounded to 8.5%) and the portion of the New LTIP award that is dependent upon TSR will be determined by linear interpolation. For relative TSR, WRIT’s TSR performance will be measured over the performance period against the 20-company peer group utilized by the Compensation Committee commencing in 2010. Threshold, target and high performance levels for relative TSR will be the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between the these percentiles, the actual relative TSR performance level will be isolated to a particular interim band of performance (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). For both absolute and relative TSR goals, if actual TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.

Subjective Goals

•	Strategic plan fulfillment (60%)

At the completion of the three-year performance period, strategic plan fulfillment will be evaluated by the Compensation Committee in its discretion (taking into account input from the Board and a written presentation on strategic plan fulfillment to be provided by the Chief Executive Officer). This evaluation will consider, among other factors:

•	maintenance of an appropriate core FAD/share growth rate

•	maintenance of an appropriate debt/EBITDA ratio

•	maintenance of an appropriate debt service coverage ratio

•	maintenance of an appropriate core FAD/dividend coverage ratio

•	development of WRIT’s management team

•	formation of appropriate strategic partnerships

•	creation of appropriate development transactional activity at WRIT

•	overall improvement of the quality of the WRIT portfolio

in each case at levels and in manners that promote the fulfillment of WRIT’s strategic plan. The Compensation Committee may provide informal guidelines from time to time with respect to the financial criteria noted above based on current market conditions, but has advised WRIT management that its final determination of strategic plan fulfillment at the end of the three-year performance period will not be bound by any such guidelines. At the conclusion of the three-year performance period, the Compensation Committee will evaluate performance on a scale of 1 (threshold), 2 (target) or 3 (high). If achievement falls below threshold level, there will be no award.

The New LTIP awards will be payable 50% in unrestricted shares and 50% in restricted shares, and will be awarded out of and in accordance with WRIT’s 2007 Omnibus Long Term Incentive Plan. These unrestricted shares and restricted shares will (i) in the case of the restricted shares only, vest over a one-year period commencing on the January 1 following the end of the three-year performance period, (ii) consist of an aggregate number of shares determined by dividing the dollar amount payable in unrestricted shares and restricted shares by the closing price per share on such January 1 and (iii) be issued within 2 1/2 months of the end of the three-year performance period. WRIT will pay dividends currently on the restricted shares described above in this paragraph. For the avoidance of doubt, since restricted shares under the New LTIP will only be issued after the three-year performance period has ended, no dividends will be paid until performance has been achieved.

If, during the one-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by WRIT without Cause, or the executive resigns for Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, or a Change in Control occurs, the restricted shares awarded under the New LTIP will immediately vest. “Cause,” “Good Reason,” Disability” and “Change of Control” have the meanings set forth in the New LTIP.

The executive must be employed on the last day of the performance period to receive a New LTIP award, subject to the following exceptions. If during the three-year performance period, the executive’s employment is terminated by WRIT without Cause, or the executive resigns with Good Reason, retires, dies or becomes subject to a Disability while employed by WRIT, the executive will receive an award under the New LTIP calculated based on (1) actual levels of performance as of the date of such event with respect to the portions of the award that are based on absolute TSR and relative TSR (i.e., 40% in the aggregate) and (2) target levels of performance with respect to the portion of the award based on strategic plan fulfillment (i.e., 60%), but in either case the award will be prorated based on the period of employment during the three-year performance period through the date of such event and the prorated portion of the award will immediately vest. If a Change in Control occurs while the executive is employed by WRIT during the three-year performance period, the executive will receive an award calculated in a similar manner as described in the immediately preceding sentence (provided, however, that the award will not be prorated based on the period of employment during the performance period through the date of such event) and the award will immediately vest. In all of the foregoing cases, payment of the award will be accelerated.

Wind-down of Prior LTIP

In connection with the adoption of the New STIP and the New LTIP, the Prior LTIP was amended to provide that the existing award cycles (2009 – 2011 and 2010 – 2012) for the performance share units will be treated as if the applicable three-year performance period ended December 31, 2010 using (i) for performance share units based on TSR, actual TSR performance as of December 1, 2010 (calculated in the manner set forth in the Prior LTIP), and (ii) for performance share units based on FFO performance, actual performance through December 31, 2010 and target performance for the remaining years. All such performance share units were converted into a fixed number of restricted share units as of February 17, 2011. Such restricted share units will then vest when they would have otherwise vested under the terms of the performance share units from which they were converted (i.e., either December 31, 2011 or December 31, 2012).

At the time of conversion of the performance share units to restricted share units, the executives were paid accumulated dividend equivalents on such performance share units. Thereafter, WRIT will pay dividends currently on the restricted share units received upon conversion.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to WRIT that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

John M. Derrick, Compensation Committee Chairman

Edward S. Civera, Compensation Committee Member

Thomas Edgie Russell, III, Compensation Committee Member

Wendelin A. White, Compensation Committee Member

Compensation Tables

Summary Compensation Table

The Summary Compensation Table shows the compensation paid or awarded to each of the NEOs for the fiscal year ended December 31, 2010. Pursuant to applicable SEC requirements, the amounts in the table below reflected in the “Stock Awards” column (column (e)) and the “Total” column (column (j)) are based on the grant date of awards, rather than the year to which those awards pertain. Due to an administrative delay in the timing of grant dates for our performance share units, we made two grants of performance share units in 2009. One of these grants, relating to the 2009-2011 performance period, was made in February 2009 and would typically have been made in December 2008. The other grant was made in December 2009 and related to the 2010-2012 performance period. Based on applicable SEC requirements, each of these grants appears as 2009 compensation in the “Stock Awards” column (column (e)) and “Total” column (column (j)). For a more complete explanation, please refer to footnote (1) below.

(a)	(b)	(c)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
George F. McKenzie	2010	$414,375	$276,238	$491,449	$106,606	$1,288,669
President and Chief Executive Officer	2009	405,521	1,360,162	466,735	100,033	2,332,451
	2008	425,000	239,517	276,250	112,413	1,053,180

William T. Camp (4)	2010	325,050	162,523	294,008	66,455	848,036
Executive Vice President, Chief Financial Officer	2009	320,925	806,383	284,729	164,848	1,576,885
	2008	46,327	199,991	0	3,338	249,656

Laura M. Franklin	2010	325,050	162,523	291,570	57,151	836,294
Executive Vice President, Accounting, Administration and Corporate Secretary	2009	320,925	806,383	279,927	55,866	1,463,101
	2008	330,000	156,185	160,875	54,343	701,403

Michael S. Paukstitus	2010	270,875	90,299	205,296	61,203	627,673
Senior Vice President – Real Estate	2009	267,437	444,372	198,702	58,638	969,149
	2008	275,000	101,595	116,188	55,624	548,407

Thomas L. Regnell	2010	270,875	90,299	210,578	58,390	630,141
Senior Vice President – Acquisitions	2009	267,437	444,372	195,234	57,840	964,883
	2008	275,000	101,595	116,188	58,600	551,383

(1)

Column (e) includes both restricted share units and performance share units. The amounts shown in column (e) reflect the aggregate grant date fair value of awards granted during the years 2010, 2009, and 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions) computed in accordance with FASB ASC Topic 718. For performance share units, the amounts are based on the probable outcome of the performance conditions as of the grant date. The assumptions used in the calculations of these amounts are included in Note 7 to the consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2010. No common share awards granted to the NEOs listed above were forfeited during 2010, 2009 or 2008. Due to an administrative delay in the timing of grant dates for our performance share units, we made two grants of performance share units in 2009. One of these grants, relating to the 2009-2011 performance period, was made in February 2009 and would typically have been made in December 2008. The other grant was made in December 2009 and related to the 2010-2012 performance period. Based on applicable SEC requirements, each of these grants appears as 2009 compensation in the “Stock Awards” column (column (e)) and “Total” column (column (j)). The table below reflects the components comprising amounts in the “Stock Awards” column (e).

Name	Year	Amount Reported in Column (e) ($)		Breakdown of Amount Reported in Column (e) ($)	Start Year for Performance or Service Period	Grant Date Fair Value of Stock Awards Based on Start Year for Performance or Service Period
George F. McKenzie	2010	$276,238	consists of	$276,238 of restricted share units granted 2/2010	2010	$828,721	(2010)
	2009	$1,360,162	consists of	$552,483 of performance share units granted 12/2009	2010	$807,679	(2009)
				$538,510 of performance share units granted 2/2009	2009
				$269,169 of restricted share units granted 12/2009	2009
	2008	$239,517	consists of	$239,517 of restricted share units granted 12/2008	2008	$805,143	(2008)

William T. Camp	2010	$162,523	consists of	$162,523 of restricted share units granted 2/2010	2010	$488,141	(2010)
	2009	$806,383	consists of	$325,618 of performance share units granted 12/2009	2010	$480,765	(2009)
				$320,705 of performance share units granted 2/2009	2009
				$160,060 of restricted share units granted 12/2009	2009
	2008	$199,991	consists of	$199,991 of restricted share units granted 11/2008	2008	$199,991	(2008)

Laura M. Franklin	2010	$162,523	consists of	$162,523 of restricted share units granted 2/2010	2010	$488,141	(2010)
	2009	$806,383	consists of	$325,618 of performance share units granted 12/2009	2010	$480,765	(2009)
				$320,705 of performance share units granted 2/2009	2009
				$160,060 of restricted share units granted 12/2009	2009
	2008	$156,185	consists of	$156,185 of restricted share units granted 2/2008	2008	$524,146	(2008)

Michael S. Paukstitus	2010	$90,299	consists of	$90,299 of restricted share units granted 2/2010	2010	$269,122	(2010)
	2009	$444,372	consists of	$178,823 of performance share units granted 12/2009	2010	$265,549	(2009)
				$176,645 of performance share units granted 2/2009	2009
				$88,904 of restricted share units granted 12/2009	2009
	2008	$101,595	consists of	$101,595 of restricted share units granted 12/2008	2008	$344,875	(2008)

Thomas L. Regnell	2010	$90,299	consists of	$90,299 of restricted share units granted 2/2010	2010	$269,122	(2010)
	2009	$444,372	consists of	$178,823 of performance share units granted 12/2009	2010	$265,549	(2009)
				$176,645 of performance share units granted 2/2009	2009
				$88,904 of restricted share units granted 12/2009	2009
	2008	$101,595	consists of	$101,595 of restricted share units granted 12/2008	2008	$344,875	(2008)

The table below sets forth the performance share unit grant date fair value assuming target performance and maximum performance based on the maximum number of shares multiplied by the stock price on grant date.

Name	Year	Grant Date Fair Value at Target Performance ($)	Grant Date Fair Value at Maximum Performance ($)
George F. McKenzie	2010	—	—
	2009	1,090,993	2,181,986
	2008	—	—

William T. Camp	2010	—	—
	2009	646,323	1,292,646
	2008	—	—

Laura M. Franklin	2010	—	—
	2009	646,323	1,292,646
	2008	—	—

Michael S. Paukstitus	2010	—	—
	2009	355,468	710,936
	2008	—	—

Thomas L. Regnell	2010	—	—
	2009	355,468	710,936
	2008	—	—

(2)

The NEOs’ non-equity incentive plan compensation for 2010, 2009 and 2008, which is reported in this table, was determined by the Compensation Committee at its December 14, 2010, December 15, 2009, and December 12, 2008 meetings, respectively. For 2010, 80% was paid shortly after the meetings with the remaining 20% paid out in February 2011. For 2009 and 2008, 80% was paid shortly after the meetings with the remaining 20% paid out in February 2010 and February 2009, respectively. The payments were recorded as expenses for the year to which they relate.

(3)

For 2010, the amounts shown in column (i) include term life insurance premiums, matching contributions to WRIT’s 401(k) Plan, auto allowances, and SERP contributions as follows: $6,786, $7,350, $13,738 and $78,732, respectively, for Mr. McKenzie; $2,717, $7,350, $6,000 and $50,388, respectively, for Mr. Camp; $1,549, $7,350, $6,000 and $42,252, respectively, for Ms. Franklin; $5,765, $7,350, $6,100 and $41,988, respectively, for Mr. Paukstitus; and $1,590, $7,350, $6,106 and $43,344, respectively, for Mr. Regnell. For 2009, the amounts shown in column (i) include term life insurance premiums, matching contributions to WRIT’s 401(k) Plan, auto allowances, and SERP contributions as follows: $1,893, $7,350, $13,738 and $77,052, respectively, for Mr. McKenzie; $2,716, $7,350, $1,500 and $49,747, respectively, for Mr. Camp; $793, $7,350, $6,000 and $41,723, respectively, for Ms. Franklin; $3,730, $7,350, $6,100 and $41,458, respectively, for Mr. Paukstitus; and $1,590, $7,350, $6,106 and $42,794, respectively, for Mr. Regnell. Mr. Camp’s 2009 amount in column (i) also includes $70,197 in non-qualified moving and temporary housing expenses reimbursed to Mr. Camp and $33,338 in tax reimbursement for such non-qualified expenses. As a condition to Mr. Camp’s employment as Chief Financial Officer, WRIT required Mr. Camp to relocate immediately from St. Louis, Missouri to Washington, D.C. and agreed to reimburse him for all expenses of such relocation and for temporary housing (during the period his family remained in St. Louis). For 2008, the amounts shown in column (i) include term life insurance premiums, matching contributions to WRIT’s 401(k) Plan, auto allowances, and SERP contributions as follows: $1,893, $6,900, $13,738 and $89,882, respectively, for Mr. McKenzie; $793, $6,900, $3,750 and $42,900, respectively, for Ms. Franklin; $0, $6,900, $6,100 and $42,624, respectively, for Mr. Paukstitus; and $1,590, $6,900, $6,106 and $44,004, respectively, for Mr. Regnell. Mr. Camp’s 2008 amount in column (i) consists of $3,338 in rent as temporary housing (please see explanation above).

(4)	Mr. Camp joined WRIT on November 11, 2008.

Grants of Plan-Based Awards

The following table presents information regarding restricted share unit granted to the NEOs during 2010 under WRIT’s long-term incentive plan and deferred compensation plan. There were no performance share unit awards granted in 2010 (for more information, please refer to footnote (1) to the Summary Compensation Table above).

(a)	(b)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)	Maximum (#)

George F. McKenzie	2/18/2010	—	—	—	10,346	(1)	$276,238

William T. Camp	2/18/2010	—	—	—	6,087	(1)	162,523

Laura M. Franklin	2/18/2010	—	—	—	6,087	(1)	162,523

Michael S. Paukstitus	2/18/2010	—	—	—	3,382	(1)	90,299

Thomas L. Regnell	2/18/2010	—	—	—	3,382	(1)	90,299

(1)

Amounts represent service-based restricted share units that vest over five years, with 20% vesting on each anniversary of the date of the grant. For unvested and vested restricted share units, an amount equal to the dividends granted on the common shares is paid in cash at the same time dividends on common shares are paid.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2010, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(b)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Values			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George F. McKenzie (2)	28,876	$24.845	12/16/2011	27,717	$858,950	45,900	$1,422,441
	20,675	25.610	12/15/2012

William T. Camp (3)	—			15,799	489,611	27,200	842,928

Laura M. Franklin (4)	13,993	25.610	12/15/2012	16,752	519,144	27,200	842,928

Michael S. Paukstitus (5)	—			9,226	285,914	15,100	467,949

Thomas L. Regnell (6)	—			9,681	300,014	15,100	467,949

(1)	All options described in this column (b) have fully vested.

(2)

Mr. McKenzie’s share awards listed in column (g) will vest according to the following schedule: 184 shares will vest on 2/16/11; 860 shares will vest on 12/13/11; 2,520 shares will vest ratably over 2 years on 12/14/2011 and 12/14/2012; 5,460 shares will vest ratably over 3 years on 12/12/11, 12/12/12 and 12/12/13; 8,068 shares will vest ratably over 4 years on 12/15/11, 12/15/12, 12/15/13 and 12/15/14; 10,346 shares will vest ratably over 5 years on 2/18/11, 2/18/12, 2/18/13, 2/18/14 and 2/18/15; 87 shares will cliff vest in 1 year on 12/31/2011; 192 shares will cliff vest in 3 years on 12/31/2013. The performance share units listed in column (i) cliff vest based on a 3 year performance period; 26,400 of the shares vest on 12/31/11 and 19,500 of the shares vest on 12/31/12.

(3)

Mr. Camp’s share awards listed in column (g) will vest according to the following schedule: 4,915 shares will vest ratably over 3 years on 11/11/2011, 11/11/2012 and 11/11/2013; 4,797 shares will vest ratably over 4 years on 12/15/11, 12/15/12, 12/15/13 and 12/15/14; 6,087 shares will vest ratably over 5 years on 2/18/11, 2/18/12, 2/18/13, 2/18/14 and 2/18/15. The performance share units listed in column (i) cliff vest based on a 3 year performance period; 15,700 of the shares vest on 12/31/11 and 11,500 of the shares vest on 12/31/12.

(4)

Ms. Franklin’s share awards listed in column (g) will vest according to the following schedule: 119 shares will vest on 2/16/11; 480 shares will vest on 12/13/11; 1,560 shares will vest ratably over 2 years on 12/14/2011 and 12/14/2012; 3,540 shares will vest ratably over 3 years on 12/12/11, 12/12/12 and 12/12/13; 4,797 shares will vest ratably over 4 years on 12/15/11, 12/15/12, 12/15/13 and 12/15/14; 6,087 shares will vest ratably over 5 years on 2/18/11, 2/18/12, 2/18/13, 2/18/14 and 2/18/15; 88 shares will cliff vest in 1 year on 12/31/2011; 81 shares will cliff vest in 3 years on 12/31/2013. The performance share units listed in column (i) cliff vest based on a 3 year performance period; 15,700 of the shares vest on 12/31/11 and 11,500 of the shares vest on 12/31/12.

(5)

Mr. Paukstitus’s share awards listed in column (g) will vest according to the following schedule: 840 shares will vest ratably over 2 years on 12/14/2011 and 12/14/2012; 2,340 shares will vest ratably over 3 years on 12/12/11, 12/12/12 and 12/12/13; 2,664 shares will vest ratably over 4 years on 12/15/11, 12/15/12, 12/15/13 and 12/15/14; 3,382 shares will vest ratably over 5 years on 2/18/11, 2/18/12, 2/18/13, 2/18/14 and 2/18/15. The performance share units listed in column (i) cliff vest based on a 3 year performance period; 8,700 of the shares vest on 12/31/11 and 6,400 of the shares vest on 12/31/12.

(6)

Mr. Regnell’s share awards listed in column (g) will vest according to the following schedule: 75 shares will vest on 2/16/11; 300 shares will vest on 12/13/11; 920 shares will vest ratably over 2 years on 12/14/2011 and 12/14/2012; 2,340 shares will vest ratably over 3 years on 12/12/11, 12/12/12 and 12/12/13; 2,664 shares will vest ratably over 4 years on 12/15/11, 12/15/12, 12/15/13 and 12/15/14; 3,382 shares will vest ratably over 5 years on 2/18/11, 2/18/12, 2/18/13, 2/18/14 and 2/18/15. The performance share units listed in column (i) cliff vest based on a 3 year performance period; 8,700 of the shares vest on 12/31/11 and 6,400 of the shares vest on 12/31/12.

Option Exercises and Stock Vested

The following table shows information concerning the exercise of options during 2010 by each of the NEOs and the value realized on common share awards that vested in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George F. McKenzie	37,553	$275,489	7,019	$208,973

William T. Camp	—	—	2,838	86,633

Laura M. Franklin	8,260	46,255	3,839	113,776

Michael S. Paukstitus	—	—	1,866	55,509

Thomas L. Regnell	—	—	2,282	67,626

Non-Qualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the NEOs’ deferred compensation balances during 2010 and also shows the total deferred amounts for the NEOs as of December 31, 2010.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contribution in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
George F. McKenzie	$23,785	$27,178	$30,054	$163,497	$75,734

William T. Camp	—	—	—	—	—

Laura M. Franklin	10,000	2,479	4,835	—	37,314

Michael S. Paukstitus	—	—	—	—	—

Thomas L. Regnell	—	—	—	—	—

(1)	The amounts reflected in this column are reported as compensation for the last completed fiscal year in the Summary Compensation Table.

(2)	The amounts reflected in this column were reported as compensation in prior fiscal years and are included in this table due to vesting during the last completed fiscal year.

(3)

The amounts reflected in this column are not included in the Summary Compensation Table because they do not constitute “above- market” or “preferential” earnings, as those terms are defined in SEC Regulation S-K 402(c)(2)(viii)(B).

(4)

The amounts reflected in this column include contributions reported as compensation for the last fiscal year, as set forth in columns (b) and (c), amounts reported as compensation in prior fiscal years and earnings (which were not required to be reported as compensation), less aggregate withdrawals/distributions currently and previously reported in this table.

Potential Payments upon Change in Control

WRIT has entered into change in control agreements with the NEOs which entitle them to continuation of compensation and other benefits if WRIT is subject to a change in control, the NEO’s employment with WRIT or its successor is terminated by WRIT or its successor, other than for “cause,” or by the NEO for “good reason” and such termination occurs within the 24 or 36 months of the change in control. The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:

1.	Continuation of base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

2.

Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual short-term incentive plan compensation received during the three years prior to the involuntary termination.

3.

Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the change in control agreement is paid, up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.

4.

Immediate vesting in all unvested common share grants, restricted share units and performance share units granted to the NEO under WRIT’s long-term incentive plan and immediate vesting in the SERP and deferred compensation plans.

The following table lists the NEOs and the estimated amounts they would have become entitled to under their change in control agreements had their employment with WRIT terminated on December 31, 2010 under the circumstances described above.

Name of NEO	2010 Base Salary ($)	Average3 Year Cash Bonus ($)	Annual Change in Control Benefit Amount ($)	Change in Control Benefit Formula (# of months)	Vesting of all unvested Share Grants, SERP and Deferred Compensation ($)	Total Change in Control Benefit Amount (1)(2) ($)
George F. McKenzie	$414,375	$411,478	$825,853	36	$2,281,391	$4,758,950
William T. Camp	325,050	289,368	614,418	24	1,462,430	2,691,266
Laura M. Franklin	325,050	244,124	569,174	24	1,362,072	2,500,420
Michael S. Paukstitus	270,875	173,395	444,270	24	876,803	1,765,343
Thomas L. Regnell	270,875	174,000	444,875	24	767,963	1,657,713
			TOTAL:			$13,373,692
(1)	The cost of COBRA continuation benefits has not been included in the total change in control benefit amount, as the value would not be material.

(2)

If the NEO is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the NEO will receive a tax gross-up payment. No amounts have been included in the total change in control benefit amount to account for any such gross-up payments.

Compensation Policies and Risk Management

The Compensation Committee conducts an annual analysis of the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee focused primarily on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, the analysis also covered other WRIT employees operating in decision-making capacities. The analysis noted the following considerations:

•

A significant percentage of compensation is equity-based, long-term compensation under our New STIP and New LTIP, both of which provide for equity-based compensation. Awards made under the New STIP will be payable 50% in restricted shares that will vest over a three-year period. Awards made under the New LTIP will be made after a three-year performance period. At the conclusion of such three-year performance period, the New LTIP awards will be payable (i) 50% in unrestricted shares and (ii) 50% in restricted shares that will vest over a one-year period commencing at the conclusion of the three-year performance period. This significant use of restricted shares encourages our executives to focus on sustaining our long-term performance because unvested awards could significantly decrease in value if our business were not managed with long-term interests in mind.

•

Our New STIP and New LTIP utilize a balanced variety of objective and subjective performance goals. Our New STIP utilizes core FFO per share (20% weighting), core FAD per share (20% weighting), same store NOI growth (20% weighting), strategic acquisition/disposition activity (20%) and the executive’s individual performance compared to individual goals (20% weighting). Our New LTIP utilizes absolute TSR (20% weighting), relative TSR (20% weighting) and strategic plan fulfillment (60% weighting). As a result, the benefit plan design contains several performance goals intentionally selected by the Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value and fulfillment of WRIT’s strategic planning objectives.

•

For each executive, the target incentive award is based on a percentage of base salary ranging from 100% to 225% for the New STIP and 65% to 150% (measured on an annualized basis) for the New LTIP. For the New STIP, the actual award paid to the executive can range from a 50% to 54% of the target incentive award for threshold performance and 172% to 177% of the target incentive award for high performance. For the New LTIP, the actual award paid to the executive can range from a 50% to

54% of the target incentive award for threshold performance and 175% to 180% of the target incentive award for high performance. As a result, the New STIP and New LTIP contain reasonable award opportunities that are capped at appropriate maximum levels.

•

The Compensation Committee retains discretion under both the New STIP and the New LTIP with respect to a significant portion of the total awards. Under the New STIP, strategic acquisition/disposition activity and the participant’s performance compared to individual objectives each carry a 20% weighting (for a total of 40% weighting that is determined in the Compensation Committee’s (or Chief Executive Officer’s) discretion). Under the New LTIP, strategic plan fulfillment, which is determined in the Compensation Committee’s discretion, carries a 60% weighting.

•

WRIT has adopted a stock ownership policy by which each executive is required to maintain a multiple of his or her base salary in common shares. The multiples are 3x (for the Chief Executive Officer), 2x (for Executive Vice Presidents) and 1x (for Senior Vice Presidents and Managing Directors). This ownership policy requires each executive to maintain a meaningful equity interest that could significantly decrease in value if our business were not managed with long-term interests in mind.

We believe this combination of factors encourages prudent management of WRIT. In particular, by structuring our compensation programs to ensure that a considerable amount of the wealth of our executives is tied to our long-term health, we believe we discourage executives from taking risks that are not in our long-term interests.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, composed of Chairman Derrick, Messrs. Civera and Russell, and Ms. White, was responsible for making decisions and recommendations to the Board with respect to compensation matters. There are no Compensation Committee interlocks and no WRIT employee serves on the Compensation Committee.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Board maintains an Audit Committee, currently comprised of four of WRIT’s independent trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the New York Stock Exchange’s listed company manual. The Audit Committee oversees WRIT’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm Ernst & Young LLP is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of WRIT’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of WRIT’s internal controls over financial reporting.

The Audit Committee discussed with WRIT’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WRIT’s internal controls and the overall quality of WRIT’s financial reporting.

The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of WRIT’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and WRIT. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in WRIT’s Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

William G. Byrnes, Audit Committee Member

Edward S. Civera, Audit Committee Member

Terence C. Golden, Audit Committee Member

Charles T. Nason, Audit Committee Chairman

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to WRIT for the years ended December 31, 2010 and 2009 by WRIT’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2010	2009	Explanatory Notes
Audit Fees	$1,030,000	$1,119,500	(a), (c)
Audit-Related Fees	—	—	(b)
Tax Fees	99,900	117,200	(b), (d)

Total Fees	$1,129,900	$1,236,700

(a)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(b)	Includes fees and expenses for services rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.

(c)	Audit fees include the annual audit fee and fees for reviews of the offering memorandums, performance of comfort procedures, and issuance of comfort and bring down letters.

(d)	Fees for tax services, including tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

PROPOSAL 1:

ELECTION OF TRUSTEES

Description of Proposal

Edward S. Civera, Terence C. Golden and Wendelin A. White have been nominated for election as trustees at the Annual Meeting, to serve for a term of three years and until their successors are duly elected and qualify.

Voting Matters

Under our current declaration of trust, the election of the trustees requires the affirmative vote of the holders of a majority of the outstanding common shares. For purposes of the election of trustees, abstentions and broker non-votes as to a nominee, if any, will have the same effect as votes against the election of such nominee. However, as more fully described below under Proposal 4, WRIT may decide to submit Proposal 4 for shareholder consideration and vote at the Annual Meeting prior to Proposal 1. In that case, if Proposal 4 is approved by our shareholders, Articles of Amendment may be immediately filed with the State Department of Assessments and Taxation of Maryland, or “SDAT”, while the Annual Meeting is in progress (or temporarily recessed) so that the amendment would become effective before Proposal 1 is considered and voted upon. In that case (and upon the concurrent amendment of our Bylaws to provide a majority of the total votes cast requirement), election of a nominee would require the affirmative vote of a majority of the total votes cast for and against such trustee, rather than a majority of the outstanding common shares, and abstentions and broker non-votes, if any, would not be counted as votes cast and would have no effect on the result of the vote.

If any of Messrs. Civera and Golden or Ms. White were to become unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy Card will have discretionary authority to vote pursuant to the Proxy Card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Corporate Governance/Nominating Committee, may reduce the size of the Board and number of nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. CIVERA AND GOLDEN AND MS. WHITE.

PROPOSAL 2:

RATIFICATION OF AUDITOR

Description of Proposal

The firm of Ernst & Young LLP served as WRIT’s independent registered public accounting firm for 2010. The Audit Committee has appointed Ernst & Young LLP as WRIT’s independent registered public accounting firm for 2011.

If this appointment is not ratified by our shareholders, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of WRIT.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Voting Matters

Under our current declaration of trust, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of the holders of a majority of the outstanding common shares. For purposes of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, abstentions will have the same effect as votes against the proposal. However, WRIT may decide to submit Proposal 5 for shareholder consideration and vote at the Annual Meeting prior to Proposal 2. In that case, if Proposal 5 is approved by our shareholders, Articles of Amendment and Restatement may be immediately filed with the SDAT while the Annual Meeting is in progress (or temporarily recessed) so that the amendment would become effective before Proposal 2 is considered and voted upon. In that case (and upon the concurrent amendment of our Bylaws to provide a majority of the votes cast requirement), the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 would require the affirmative vote of a majority of the votes cast, rather than a majority of the outstanding common shares, and abstentions would not be counted as votes cast and would have no effect on the result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS WRIT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

INTRODUCTION TO PROPOSALS 3, 4, 5 and 6

Background

WRIT was founded in 1960 as a District of Columbia business trust. In 1996, WRIT moved its jurisdiction of organization from D.C. to Maryland, at which time our current declaration of trust was accepted for record by the SDAT. Since then, our declaration of trust has been amended over the years in several respects, including, among others, to (i) add provisions related to our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), (ii) modify certain investment policies and (iii) increase the maximum number of trustees. In this Proxy Statement, we refer to our declaration of trust together with any amendments or supplements as the “Current Declaration.” A composite version of our Current Declaration is attached to this Proxy Statement as Appendix A.

Recently, the Corporate Governance/Nominating Committee initiated a comprehensive review of the Current Declaration, including engaging experienced Maryland legal counsel to provide advice and to make recommendations regarding any necessary or desirable amendments to the Current Declaration. The Corporate Governance/Nominating Committee, with the assistance of counsel, determined that the Current Declaration contains a number of provisions that are obsolete and lacks several provisions that are routinely found in the charters of many Maryland-formed REITs. Further, since our re-domiciling to Maryland in 1996, the Maryland REIT Law, which we refer to as the MRL, and the Maryland General Corporation Law, which we refer to as the MGCL, have been amended in many respects. While some of the changes to the MRL and MGCL over the years have been reflected in prior amendments to our Current Declaration, it does not contain many provisions that are now common in declarations of trust of REITs formed more recently in Maryland, particularly many that have been launched by initial public offerings over approximately the last ten years. Additionally, since the principal provisions of the Current Declaration were initially drafted and implemented, significant changes have occurred with respect to real estate markets and the economy in general, corporate finance, corporate governance, securities laws and New York Stock Exchange listing requirements and related rules.

Accordingly, after an extensive review, the Corporate Governance/Nominating Committee recommended for consideration by the Board a comprehensive revision to the Current Declaration to bring it into line with current Maryland law and REIT industry practice. The Board subsequently adopted the recommendations of the Corporate Governance/Nominating Committee, declared advisable the amendments to the Current Declaration, as more fully described below and in the form of Articles of Amendment and Restatement attached hereto as Appendix B (the “Amendments”), and directed that they be submitted to the shareholders for their consideration at the Annual Meeting.

In general, the Board is recommending the approval of the Amendments described below to align our declaration of trust with current Maryland law and REIT industry practice.

As more fully described below, the Amendments under Proposals 3, 4, 5 and 6 would:

•	Change the current 70% vote requirement to amend or repeal certain sections of the Current Declaration to a majority of the votes entitled to be cast;

•

Eliminate the current “majority of the outstanding shares” voting standard to elect trustees in favor of a majority of the votes cast voting standard with a mandatory resignation policy in the case of any incumbent trustee who fails to receive the required vote for re-election in accordance with our Bylaws, which provisions will be included in our Amended and Restated Bylaws and Corporate Governance Guidelines, respectively, contemporaneously with the effectiveness of these Amendments;

•	Change the current supermajority vote requirements for the removal of trustees and for amendment of the declaration of trust to a majority of the votes entitled to be cast on the matter;

•

Permit the Board to opt out of the Maryland Control Share Acquisition Act, which the Board intends to implement contemporaneously with the effectiveness of the Amendments via an amendment to WRIT’s current Bylaws;

•

Authorize the issuance of 10 million preferred shares of beneficial interest, $0.01 par value per share (“preferred shares”), through conventional “blank check” stock provisions that permit the Board to fill in the terms of proposed new preferred shares and authorize their issuance;

•	Provide more complete and modern ownership and transfer restrictions, designed to, among other things, assist us in complying with requirements under the Code related to our qualification as a REIT;

•

Enable shareholders to act by less than unanimous written consent if such a provision is included in our Bylaws, which the Board intends to implement contemporaneously with the effectiveness of the Amendments via an amendment to WRIT’s current Bylaws;

•	Eliminate several outdated provisions or provisions not typically included in modern charters of Maryland-formed REITs; and

•	Provide us with a modern REIT charter, reflecting current practice and amendments to applicable law and New York Stock Exchange rules since our Current Declaration was adopted.

In connection with Proposal 6, the Board represents that it will not, without prior shareholder approval, issue or use the preferred shares for any anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

Forms of Current Declaration and Amended Declaration

Attached hereto as Appendix B is the form of Articles of Amendment and Restatement, which we refer to as the “Amended Declaration.” The Amended Declaration assumes all of the Amendments are approved. If one or more but fewer than all of Proposals 3, 4, 5 or 6 are approved, the Amended Declaration will be revised accordingly. The summaries of the Amendments to our Current Declaration under Proposals 3, 4, 5 and 6 below do not purport to be complete and are subject to and qualified in their entirety by reference to our Current Declaration and the Amended Declaration, copies of which are attached to this Proxy Statement as Appendix A and Appendix B, respectively.

PROPOSAL 3:

PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO CHANGE THE CURRENT

70% SUPERMAJORITY VOTE REQUIREMENT TO AMEND OR REPEAL CERTAIN

SECTIONS OF THE CURRENT DECLARATION OF TRUST TO A MAJORITY OF THE

VOTES ENTITLED TO BE CAST

Description of Proposal

Under Proposal 3, the current 70% supermajority vote requirement to amend certain sections of the Current Declaration (including sections related to (i) REIT ownership and transfer restrictions, (ii) the Board, (iii) amendment of the Current Declaration, (iv) extraordinary transactions, (v) the Maryland Control Share Acquisition Act and (vi) the Maryland Business Combination Act) will be replaced by a majority vote requirement. We believe that Proposal 3 is consistent with both our continuing commitment to best practices in corporate governance and input from our shareholders about supermajority provisions. The current 70% supermajority vote requirement to amend certain sections of the Current Declaration is an unusually high requirement, and one that constrains our shareholders from amending several important provisions in our declaration of trust. In contrast, under Maryland law, the minimum vote required for shareholders to amend a declaration of trust is a majority of the votes entitled to be cast on the matter. Further, in general, corporate governance proponents view majority vote requirements as more friendly with respect to shareholder rights than supermajority vote requirements.

Section 10.1 of the Current Declaration provides:

The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares, or by a vote of two-thirds of the Trustees in any manner necessary to enable the Trust to continue to qualify as a real estate investment trust under the Code or Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this Section 10.1, or Article 15 of the Declaration of Trust.

Under Proposal 3, Section 10.1 of the Current Declaration would be deleted in its entirety and replaced with the following new paragraph to read as follows:

This Declaration of Trust may be amended by the affirmative vote of a majority of all the votes entitled to be cast on the matter, or by a vote of two-thirds of the Trustees in any manner necessary to enable the Trust to qualify as a real estate investment trust under the Code or Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of all the votes entitled to be cast on the matter.

If the holders of 70% of the outstanding common shares entitled to vote at the Annual Meeting vote in favor of Proposal 3, Articles of Amendment may be immediately filed with the SDAT while the Annual Meeting is in progress (or temporarily recessed) so that the amendment will become effective before Proposals 5 and 6 are considered and voted upon. In that case, approval of this Proposal 3 would allow the approval of each of Proposals 5 and 6 by the affirmative vote of a majority of all the votes entitled to be cast on the matter, rather than 70% of the outstanding common shares.

Voting Matters

Approval of Proposal 3 requires the affirmative vote of holders of 70% of the outstanding common shares entitled to vote at the Annual Meeting. For purposes of the vote on Proposal 3, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 3.

PROPOSAL 4:

PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO CHANGE THE VOTE REQUIREMENT TO ELECT TRUSTEES TO A MAJORITY OF THE VOTES CAST AND TO IMPLEMENT A MANDATORY RESIGNATION POLICY

Description of Proposal

Under Proposal 4, the current “majority of shares” vote requirement to elect trustees will be replaced by a majority of the votes cast and a mandatory resignation policy in the case of any incumbent trustee who fails to receive the required vote for re-election in accordance with our Bylaws. Such vote requirement and resignation policy will be included in our Amended and Restated Bylaws and Corporate Governance Guidelines, respectively, contemporaneously with the effectiveness of Proposal 4.

The first sentence of Section 7.5 of the Current Declaration provides:

Except as expressly set forth herein, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares.

Under Proposal 4, the first sentence of Section 7.5 of the Current Declaration would be deleted in its entirety and replaced with the following new sentence to read as follows:

Any matter requiring a vote of shareholders shall be approved by the affirmative vote of holders of a majority of all the votes entitled to be cast on the matter, except (i) as otherwise expressly set forth herein and (ii) with respect to the election of Trustees, as provided in the Bylaws.

Contemporaneously with the effectiveness of Proposal 4, our Bylaws will be amended to provide that, in uncontested elections (i.e., an election in which there are no more nominees than trusteeships up for election), a nominee for trustee will be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a shareholders meeting duly called and at which a quorum is present. However, in contested elections (i.e., an election in which there are more nominees than trusteeships up for election), a nominee for trustee will be elected by a plurality of the votes cast at a shareholder meeting duly called and at which a quorum is present. Our Corporate Governance Guidelines will also be amended contemporaneously with the effectiveness of Proposal 4 to provide that if an incumbent trustee fails to receive the required vote for re-election in accordance with our Amended and Restated Bylaws, he or she will offer to resign from the Board. Within 90 days after the date of certification of the election results, the Corporate Governance/Nominating Committee will consider such resignation and submit a recommendation to the Board on whether the resignation should be accepted and the Board will promptly disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable) in a press release, filing with the SEC or by other public announcement. If such incumbent trustee’s resignation is not accepted by the Board, such trustee will continue to serve until his or her successor is elected and qualifies, or his or her earlier death, resignation, retirement or removal. If a trustee’s resignation is accepted by the Board, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to our Amended and Restated Bylaws. Shareholders are not being asked to approve any amendments to our Bylaws or Corporate Governance Guidelines pursuant to this Proxy Statement, and amendments to our Bylaws and Corporate Governance Guidelines are not included in Proposal 4.

We believe that Proposal 4 is consistent with both our continuing commitment to best practices in corporate governance and input from our shareholders about majority voting in the election of trustees. In contrast to plurality voting, majority voting prevents the possibility that a trustee could be elected by a nominal number of votes. At the same time, we are unaware of any other REITs with a “majority of shares” voting standard for the election of trustees. We believe that the form of majority voting to be adopted if Proposal 4 is approved will enhance the accountability of our Board. Furthermore, adoption of the form of majority voting described in the preceding paragraph is consistent with a trend among many other public companies over the past several years.

If the holders of a majority of outstanding common shares entitled to vote at the Annual Meeting vote in favor of Proposal 4, Articles of Amendment may be immediately filed with the SDAT while the Annual Meeting is in progress (or temporarily recessed) so that the amendment would become effective before Proposal 1 is considered and voted upon. In that case (and upon the concurrent amendment of our Bylaws to provide a majority of the total votes cast requirement), approval of this Proposal 4 would allow the election of each trustee by the affirmative vote of a majority of the total votes cast for and against such trustee, rather than a majority of the outstanding common shares.

Voting Matters

Approval of Proposal 4 requires the affirmative vote of holders of a majority of the outstanding common shares entitled to vote at the Annual Meeting. For purposes of the vote on Proposal 4, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 4.

PROPOSAL 5:

PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO UPDATE AND MODERNIZE CERTAIN GOVERNANCE AND OTHER PROVISIONS OF OUR DECLARATION OF TRUST

Description of Proposal

The following summary of the Amendments to our Current Declaration does not purport to be complete and is subject to and qualified in its entirety by reference to our Current Declaration and the Amended Declaration, copies of which are attached to this Proxy Statement as Appendix A and Appendix B, respectively.

Purpose and Powers of WRIT

Article 2 of the Current Declaration contains an extensive list of specific powers of the trustees on behalf of WRIT. In contrast, under Article III of the Amended Declaration, these powers are shortened and simplified to state that WRIT may engage in any lawful act or activity under Maryland law, conforming to a widely accepted formulation contained in modern REIT charters.

Term of Service Upon Filling a Board Vacancy

The Current Declaration does not specify the length of service of a trustee elected to fill a vacancy on the Board. The Amended Declaration, consistent with the Trust’s current Bylaws, provides that any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred.

Removal of Trustees

The Current Declaration provides that a trustee may be removed (a) by the affirmative vote of not less than two-thirds in interest of the shares then outstanding and entitled to vote or (b) by the unanimous vote of all other trustees with the approval of the holders of a majority of the shares. The Amended Declaration provides that the affirmative vote of the holders of only a majority of the outstanding shares entitled to vote generally in the election of trustees is required in order to remove a trustee. Also, under the MRL, since the Board is divided into classes, trustees may only be removed for cause. However, neither the MRL nor the Current Declaration defines “cause” for the purpose of removing a trustee. In contrast, the Amended Declaration provides that, with respect to any particular trustee, “cause” is defined to mean a conviction of a felony or a final judgment that the trustee caused demonstrable, material harm to WRIT through bad faith or active and deliberate dishonesty. This or a substantially similar definition of “cause” appears in the charters or declarations of trust of many publicly-traded Maryland-formed REITs.

REIT Ownership and Transfer Restrictions

For WRIT to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, which we refer to as the “5/50 test.” For that reason, the Current Declaration includes certain restrictions on ownership and transfer of shares, including a prohibition on any person owning more than 10% of our shares. In contrast, the Amended Declaration includes more complete ownership and transfer restrictions, typically found in charters of modern REITs. These restrictions are designed, among other things, to assist us in complying with requirements under the Code related to our qualification as a REIT. Current practice among REITs generally is to restrict ownership to under 10% (e.g., 9.8%) for any person to ensure that, as required by the Code, the REIT complies with the 5/50 test. The 10% restriction contained in the Current Declaration is slightly less conservative with respect to the 5/50 test. Additionally, the Current Declaration does not include an express reference to a requirement under the Code that beneficial ownership of a REIT be held by 100 or more persons.

The provisions of Article VII of the Amended Declaration provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate number of our outstanding shares, which we refer to as the “Aggregate Share Ownership Limit.” In addition, the Amended Declaration prohibits any person from owning, or being deemed to own by virtue of the attribution provisions of the Code, common shares in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate number of our outstanding common shares, which we refer to as the “Common Share Ownership Limit.” We refer to the Aggregate Share Ownership Limit and the Common Share Ownership Limit collectively as the “Ownership Limits.”

The Amended Declaration further prohibits (a) any person from beneficially or constructively owning shares that would result in WRIT’s being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares if such transfer would result in shares being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares that resulted in a transfer of shares to the charitable trust (as described below), is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer, if any, on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board, in its sole discretion, may exempt a proposed transferee from the Ownership Limits, which transferee we refer to in this Proxy Statement as an “Excepted Holder.” However, the Board may not grant such an exemption to any person if such exemption would result in WRIT being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. Also, in order to be considered by the Board as an Excepted Holder, a person must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. This restriction is designed to ensure that rents from a tenant will qualify as “rents from real property” in satisfying the gross income tests applicable to REITs under the Code. The person seeking an exemption must represent to the satisfaction of the Board that it will not violate the two foregoing restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the charitable trust. The Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, in order to determine or ensure our status as a REIT.

Pursuant to the Amended Declaration, if any transfer of shares would result in shares being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the other transfer or ownership limitations described above (a “Prohibited Owner”), then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole Share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Amended Declaration) prior to the date of such violative transfer. Shares held in the charitable trust will be issued and outstanding shares. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust (the “Charitable Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trustee will be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Charitable Trustee. Any dividend or other distribution so paid to the Charitable Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the Charitable Trustee will have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Charitable Trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, the Charitable Trustee must sell the shares held in the charitable trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our Amended Declaration. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Amended Declaration) of such shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then (i) such shares will be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Charitable Trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date that we, or our designee, accepts such offer. We will have the right to accept such offer until the Charitable Trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of shares within 30 days after the end of each taxable year is required to give written notice to us stating the name and address of such owner, the number of shares which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, each shareholder will, upon demand, be required to provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The ownership limitations contained in both our Current Declaration and the Amended Declaration could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Shareholder Voting Rights

The Amended Declaration clarifies that shareholders are entitled to vote only on the following matters: (a) the election and removal of trustees, (b) amendment of the Amended Declaration, (c) our dissolution, (d) merger, consolidation or sale of all or substantially all of our assets and (e) any other matter that the Board declares advisable and directs that the shareholders approve or ratify. No such similar provision exists in the Current Declaration, although the matters listed in (a) through (d) are generally required to be approved by shareholders under Maryland law.

Further, the Current Declaration provides that, except as otherwise expressly set forth therein, approval of any matter requiring the vote of shareholders requires the approval of the holders of “a majority of shares.” In contrast, Section 8.4 of the Amended Declaration provides that an extraordinary transaction (i.e., merger, consolidation, share exchange, sale of all or substantially all of our assets and dissolution) requires the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

The Current Declaration requires the affirmative vote of the holders of 70% of the outstanding shares to amend or repeal certain sections of the Current Declaration, including sections related to (i) REIT ownership and transfer restrictions, (ii) the Board, (iii) amendment of the Current Declaration, (iv) extraordinary transactions, (v) the Maryland Control Share Acquisition Act and (vi) the Maryland Business Combination Act. In contrast, Article X of the Amended Declaration provides that future amendments to the Amended Declaration requiring a shareholder vote require the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. If Proposal 3 is approved, the 70% vote requirement to amend or repeal certain sections of the Current Declaration may be repealed prior to shareholders voting on this Proposal 5 and, in that case, would be replaced with a majority vote requirement. Under Proposal 5, regardless of whether Proposal 3 is approved, future amendments to the Amended Declaration will only require the affirmative vote of a majority of all the votes entitled to be cast on the matter. If Proposal 3 is approved, approval of Proposal 5 will not change the vote required by shareholders to amend the Amended Declaration in the future.

In addition, as described above, the Current Declaration provides that a trustee may be removed (a) by the affirmative vote of not less than two-thirds in interest of the shares then outstanding and entitled to vote or (b) by the unanimous vote of all other trustees with the approval of the holders of a majority of the shares. As noted earlier, the Amended Declaration provides that the affirmative vote of the holders of only a majority of the outstanding shares entitled to vote generally in the election of trustees is required in order to remove a trustee.

Further, since the provision in our Current Declaration that requires approval of the holders of “a majority of shares” to approve any matter (unless otherwise required to be approved by another voting standard) will be eliminated under the Amended Declaration, assuming Proposal 5 is approved, “a majority of shares” standard will no longer be required for the election of trustees. Accordingly, effective with the approval of the Amended Declaration and its acceptance for record by the SDAT, the Board intends to amend and restate our Bylaws to require that, in uncontested elections (i.e., an election in which there are no more nominees than trusteeships up for election), a nominee for trustee will be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a shareholders meeting duly called and at which a quorum is present. However, in contested elections (i.e., an election in which there are more nominees than trusteeships up for election), a nominee for trustee will be elected by a plurality of the votes cast at a shareholders meeting duly called and at which a quorum is present. Our Corporate Governance Guidelines will also be amended contemporaneously with the effectiveness of Proposal 5 to provide that if an incumbent trustee fails to receive the required vote for re-election in accordance with our Amended and Restated Bylaws, he or she will offer to resign from the Board. Within 90 days after the date of certification of the election results, the Corporate Governance/Nominating Committee will consider such resignation and submit a recommendation to the Board on whether the resignation should be accepted and the Board will promptly disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable) in a press release, filing with the SEC or by other public announcement. If such incumbent trustee’s resignation is not accepted by the Board, such trustee will continue to serve until his or her successor is elected and qualifies, or his or her earlier death, resignation, retirement or removal. If a trustee’s resignation is accepted by the Board, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to our Amended and Restated Bylaws. If Proposal 4 is approved and the applicable Articles of Amendment are filed with, and accepted for record by, the SDAT (and our Bylaws are concurrently amended to provide for a majority of the votes cast requirement), the “majority of shares” standard would no longer be required for the election of trustees prior to shareholders voting on this Proposal 5. In that event, the “majority of shares” standard would be replaced with the majority of the votes cast requirement with a mandatory resignation policy as described above. Under Proposal 5, regardless of whether Proposal 4 is approved, the vote required to elect trustees will be as set forth in our Amended and Restated Bylaws. If Proposal 4 is approved and the applicable Articles of Amendment are filed with, and accepted for record by, the SDAT (and our Bylaws are concurrently amended to provide for a majority of the votes cast requirement), approval of Proposal 5 will not change the vote required by shareholders to elect trustees.

Furthermore, under the Amended and Restated Bylaws to be approved by the Board, generally all other matters submitted to shareholders (i.e., those other than the election and removal of trustees, extraordinary transactions and amendments to the Amended Declaration) will be required to be approved by a majority of the votes cast by holders of shares entitled to vote on the matter. Shareholders are not being asked to approve any amendments to our Bylaws or Corporate Governance Guidelines pursuant to this Proxy Statement, and amendments to our Bylaws and Corporate Governance Guidelines are not included in Proposal 5.

The following table summarizes the votes required to approve certain matters under the Current Declaration and Bylaws and the Amended Declaration and Amended and Restated Bylaws:

Matter	Shareholder Vote Required under Current Declaration and Current Bylaws	Shareholder Vote Required under Amended Declaration and Amended and Restated Bylaws
Election of Trustees	“Majority of Shares”	Majority of the votes cast with a mandatory trustee resignation policy in uncontested elections (plurality voting in contested elections)

Removal of Trustees	(a) Two-thirds in interest of the shares then outstanding and entitled to vote or (b) unanimous vote of all other trustees with the approval of the holders of a majority of the shares	Majority of the outstanding shares entitled to vote generally in the election of trustees

Extraordinary Transactions (i.e., merger, consolidation, share exchange, sale of all or substantially all of our assets and dissolution)	“Majority of Shares”	Majority of all the votes entitled to be cast on the matter

Amendment of Declaration of Trust	(a) “Majority of Shares” or (b) 70% of the outstanding shares entitled to vote generally in the election of trustees (to amend or repeal certain sections of the Current Declaration related to (i) REIT ownership and transfer restrictions, (ii) the Board, (iii) amendment of the Current Declaration, (iv) extraordinary transactions, (v) the Maryland Control Share Acquisition Act and (vi) the Maryland Business Combination Act)	Majority of all the votes entitled to be cast on the matter

All other matters	“Majority of Shares”	Majority of the votes cast

In addition, under the Current Declaration, fractional shares are not entitled to any vote. No such provision is included in the Amended Declaration, and, therefore, fractional shares would be entitled to proportional voting rights under the Amended Declaration.

Appraisal Rights

Appraisal rights are rights of shareholders to demand and receive payment of the fair value of the shareholder’s shares in connection with certain situations, which (depending on applicable law) may include a merger, consolidation, share exchange or sale of all or substantially all of the company’s assets. The MRL only provides for appraisal rights where a shareholder objects to a merger and then only to the extent provided in the MGCL. Under the MGCL, stockholders of a Maryland corporation have no appraisal rights in the event the corporation engages in a merger, if the corporation’s shares are listed on a national securities exchange or if the charter provides that appraisal rights do not apply. Since our common shares are listed on the New York Stock Exchange, our shareholders do not generally have appraisal rights. The Amended Declaration clarifies that shareholders do not have appraisal rights, unless our Board determines that such rights apply to one or more transactions in connection with which shareholders would otherwise be entitled to exercise such rights.

Shareholder Action by Written Consent

The Current Declaration and Bylaws do not provide for shareholder action by less than unanimous written consent. In contrast, the Amended Declaration includes a provision that states that the Bylaws may provide for shareholder action by less than unanimous consent. If Proposal 5 is approved, the Board intends to include a provision in the Amended and Restated Bylaws to provide for shareholder action by less than unanimous written consent if the action is advised and submitted by the Board to the shareholders for approval.

Exculpation and Indemnification of Shareholders, Trustees and Officers

The limitations of liability of shareholders, trustees and officers provided under the Current Declaration and Amended Declaration are substantively the same and provide the maximum protections provided under Maryland law. Under the Current Declaration, we are obligated to indemnify shareholders, trustees and officers to the fullest extent permitted by Maryland law. Under the Amended Declaration, we are also authorized to obligate ourself to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to present or former shareholders, trustees and officers to the maximum extent permitted by Maryland law. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former shareholder, trustee or officer. This approach of authorizing a company to provide maximum indemnification and advance of expenses in the charter, and requiring the company to do so under the company’s bylaws, is common among Maryland-formed publicly-traded REITs. While the substance of these protections will not change, shareholders are encouraged to read the full text of these provisions in our Current Declaration and Amended Declaration, which are attached hereto as Appendix A and Appendix B, respectively.

Share Certificates

The Current Declaration provides that every shareholder is entitled to receive a certificate evidencing his or her shares. The Amended Declaration removes this right in order to enhance compliance with the direct registration system eligibility requirements of the New York Stock Exchange. A direct registration system provides an alternative to holding securities in certificate form or in “street name” at a brokerage firm by enabling investors to have securities registered directly in the investor’s name on the books of the issuer or its transfer agent.

Maryland Business Combination Act

Under the MGCL, as applicable to REITs, certain “business combinations” (including certain issuances of equity securities) between a Maryland REIT and any person who beneficially owns 10% or more of the voting power of the trust’s shares (an “interested shareholder”) or an affiliate thereof are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be approved by two supermajority shareholder votes unless, among other conditions, the trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. The Current Declaration expressly provides that this statute, called the Maryland Business Combination Act, is applicable to WRIT. The Amended Declaration does not include a similar reference because the Maryland Business Combination Act is applicable to Maryland REITs pursuant to the statute.

Maryland Control Share Acquisition Act

The MGCL, as applicable to Maryland REITs, provides that holders of “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. “Control shares” are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or as of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

The Current Declaration provides that this statute, called the Maryland Control Share Acquisition Act, is applicable to WRIT. The Amended Declaration does not include a similar reference because the Maryland Control Share Acquisition Act is applicable to Maryland REITs pursuant to the statute. However, in the event that the foregoing Amendments are approved, our Board intends to approve and adopt Amended and Restated Bylaws that will contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares. Nevertheless, there can be no assurance that this provision in our Amended and Restated Bylaws will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.

Investment Policies

Articles 13 and 14 of the Current Declaration include several investment policies and limitations that are not included in the Amended Declaration. These types of investment policies and limitations are not typically included in Maryland-formed REIT charters. While not including specific investment policies in the Amended Declaration may provide us with additional flexibility, we intend to continue to own, operate and invest in a diversified portfolio of income-producing real estate properties in the greater Washington, D.C. region and to operate our business in a manner to continue to qualify as a REIT under the Code.

Amendment of Certain Other Provisions of Our Current Declaration

In addition to the Amendments specifically discussed in this Proxy Statement, the Amended Declaration contains certain other amendments to our Current Declaration. These amendments include the elimination of outdated provisions and provisions more commonly included in bylaws, including, among others, provisions related to election of officers, share ledgers, transfer agents, closing of transfer books and trustee resignations. You are urged to read the Amended Declaration in its entirety.

Voting Matters

If Proposal 3 is approved and the applicable Articles of Amendment are filed with, and accepted for record by, the SDAT, approval of Proposal 5 will require the affirmative vote of a majority of all the votes entitled to be cast on the matter. If Proposal 3 is not approved, approval of Proposal 5 will require the affirmative vote of holders of 70% of the outstanding shares entitled to vote at the Annual Meeting. For purposes of the vote on Proposal 5, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 5.

PROPOSAL 6:

PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO AUTHORIZE 10 MILLION PREFERRED SHARES FOR POSSIBLE FUTURE ISSUANCE BY WRIT

Description of Proposal

The Board has declared advisable and recommends to the shareholders amendments (the “Preferred Shares Amendment”) to the Current Declaration to make available for issuance 10,000,000 preferred shares with such designations, preferences, rights and limitations as are approved, from time to time, by the Board. The full text of the relevant sections of the Amended Declaration relating to the Preferred Shares Amendment is set forth in Article VI of the Amended Declaration, which is attached hereto as Appendix B.

Purpose and Effect of Amendments

The Current Declaration authorizes only common shares of beneficial interest. The principal purpose and effect of the Preferred Shares Amendment are to provide the Board with additional flexibility in the management of WRIT’s capitalization and financing. Preferred shares are a well-recognized and commonly-employed financing tool that could be used by us, instead of common shares or debt, to raise capital for future acquisitions or other business purposes. Having the flexibility to issue the full range of securities, including common shares, preferred shares, debt and other securities, is crucial to ensuring that WRIT can competitively finance future acquisitions and other business needs with the same tools employed by our competitors. The issuance of preferred shares may, depending on market conditions, provide WRIT with a lower cost of capital than alternative means of financing, which, in turn, can positively affect earnings available to our common shareholders.

In order for WRIT to maintain its qualification as a REIT under the Code, WRIT must distribute annually at least 90% of its REIT taxable income. Therefore, WRIT (like all REITs) must regularly access the capital markets to finance its growth since it is generally unable to do so by retaining earnings. As a result, due to the capital intensive nature of the REIT industry, preferred shares are an important financing tool for many REITs.

Preferred shares would bring other advantages to WRIT as well, including:

•

the potential for WRIT to receive capital without diluting the voting power of existing common shareholders (assuming general voting rights are not included in the terms of preferred shares, as is typical), and

•	the ability of WRIT to provide investors with a lower risk tolerance than common shareholders an opportunity to invest in WRIT.

Time-sensitive and constantly changing capital markets make it virtually impossible for a company to delay an offering in order to obtain shareholder approval of specific terms of a series of preferred shares. Obtaining shareholder approval is a process that generally takes a minimum of six to eight weeks, as the required steps include setting a record date, preparing and delivering preliminary and final proxy materials, providing shareholders with time to review proxy materials, soliciting proxies, holding a meeting, tabulating results and filing a charter amendment. Since interest rates may change dramatically over a six- to eight- week period, it would be highly unlikely for the terms of a preferred share offering (particularly the dividend rate) to remain static over the period required to obtain shareholder approval. With respect to recent REIT industry preferred share offerings, the timing between pricing (i.e., agreement on final terms) and closing the transaction has generally occured within a few days, with marketing of the offering typically completed overnight or within one day. Thus, having the power to issue blank check preferred shares (i.e., authorized preferred shares the preferences and other terms of which may be filled in by the Board before issuance) is critical to facilitating time-sensitive financing in today’s capital markets.

The overwhelming majority of publicly-traded REITs have the authority to issue blank check preferred shares, and a significant number of these REITs have issued preferred shares. By way of example, the following REITs, among many others, have blank check preferred shares authorized under their charters:

Equity Residential	CapLease, Inc.	Corporate Office Properties Trust
Brandywine Realty Trust	Duke Realty Corporation	Alexandria Real Estate Equities, Inc.
Colonial Properties Trust	AvalonBay Communities, Inc.	Boston Properties, Inc.
Federal Realty Investment Trust	Digital Realty Trust, Inc.	Extra Space Storage Inc.
First Potomac Realty Trust	BioMed Realty Trust, Inc.	Arbor Realty Trust, Inc.
UDR, Inc.	Hudson Pacific Properties, Inc.	Vornado Realty Trust

The foregoing list includes industry leading REITs as well as local competitors of WRIT against whom WRIT may compete for the acquisition of properties. In competing for property acquisitions, the acquiror’s cost of capital is a critical element to success. As a result, WRIT is at a potential competitive disadvantage to other REITs due to its inability to issue preferred shares as an additional financing tool to achieve the lowest possible overall cost of capital.

In conclusion, the Board and management of WRIT believe that the Preferred Shares Amendment would provide us with an authority common among REITs for many years and important for WRIT to competitively finance future acquisitions and other business purposes.

Terms

The Preferred Shares Amendment would grant the Board broad discretion with respect to designating the terms of each series of preferred shares prior to its issuance. The following is a brief description of the terms, preferences, rights, limitations and restrictions that the Board will be entitled to designate with respect to any preferred shares. The preferences and other terms of each class or series of preferred shares will be specified in articles supplementary, classifying and designating such class or series, which articles will be accepted for record by the SDAT prior to any issuance of the shares.

NUMBER. WRIT would be authorized to issue up to 10,000,000 preferred shares.

ISSUABLE IN CLASS OR SERIES. The preferred shares may be issued in classes or series established from time to time by the Board. The Board may fix for each class or series (i) the number of shares included in the class or series; (ii) the dividend rate(s), period(s) and payment date(s) or method(s) of calculation; (iii) the date from which dividends will accumulate, if applicable; (iv) the amount payable in the event of our liquidation; (v) the voting powers, if any; (vi) the terms, if any, on which the shares may be converted; (vii) the redemption price, if any, and other redemption terms; (viii) sinking fund provisions, if any, for the redemption of the shares; (ix) any limitation on the issuance of any class or series ranking senior to or on parity with such shares; and (x) other terms, rights, limitations and restrictions.

RANK. The Board will determine the ranking and preferences of each class or series of preferred shares with respect to dividend rights, voting rights and rights upon liquidation, dissolution or winding-up of our affairs relative to any of our other authorized shares. Such rights and preferences of preferred shares may be senior to, on parity with or junior to our common shares or any other class or series of preferred shares.

OWNERSHIP AND TRANSFER RESTRICTIONS. Both the Current Declaration and Amended Declaration contain restrictions on the ownership and transfer of our shares for the purpose, among others, of preserving our qualification as a REIT under the Code. These limitations and restrictions will generally apply to any class or series of preferred shares, unless our Board determines that such restrictions do not apply.

DEPOSITARY SHARES. In order to avoid depletion of the number of authorized preferred shares, we may elect to issue fractions of preferred shares or depositary shares rather than full preferred shares. Each depositary share would represent ownership of and entitlement to all preferences and other terms of a fraction of a preferred share of a specified class or series (including dividend, voting, redemption and liquidation rights).

Amendments to Common Shares and Blank Check Stock

In connection with the Preferred Shares Amendment and because the Current Declaration authorizes only common shares, certain modifications are proposed to be made to the Current Declaration in addition to those described above. In particular, the Amended Declaration would provide the Board the power, without shareholder approval, to classify unissued shares into one or more classes or series of shares. In contrast, the Current Declaration does not authorize the Board to classify any unissued shares. The ability to issue additional authorized but unissued shares of an existing class or a new class of shares, is generally referred to as “blank check” stock, and is conventionally used to facilitate equity financing.

Also, in the event that the Preferred Shares Amendment is approved, but Proposal 5 is not approved, certain technical changes will be made to the Amended Declaration to conform language and style and to clarify that, with respect to voting rights, the term “shares” will refer only to our “shares entitled to vote” (i.e., generally our common shares of beneficial interest and not to our preferred shares).

Declawed Preferred Shares

The Board is not aware of any current effort by any person to accumulate shares or obtain control of WRIT, and the Preferred Shares Amendment is not designed to impede a change of control of WRIT. Further, the Board has no current intention to adopt a shareholder rights plan (which, if adopted, could have an anti-takeover effect).

In connection with the Preferred Shares Amendment, the Board represents that it will not, without prior shareholder approval, issue or use the preferred shares for any anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

Voting Matters

If Proposal 3 is approved and the applicable Articles of Amendment are filed with, and accepted for record by, the SDAT, approval of the Preferred Shares Amendment will require the affirmative vote of a majority of all the votes entitled to be cast on the matter. If Proposal 3 is not approved, approval of the Preferred Shares Amendment will require the affirmative vote of holders of 70% of the outstanding shares entitled to vote at the Annual Meeting. For purposes of the vote on Proposal 6 (the Preferred Shares Amendment), abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 6.

PROPOSAL 7:

EXECUTIVE COMPENSATION ADVISORY VOTE

Description of Proposal

Pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal is commonly known as a “say-on-pay” proposal.

Our executive compensation program is designed to enable WRIT to attract and retain talented executives, to provide incentives to achieve various objective performance targets, and to link compensation to shareholder results by rewarding competitive and superior performance. Under our executive compensation program, our NEOs are rewarded for the achievement of specific annual and long-term objectives. Please read “Executive Compensation – Compensation Discussion and Analysis” on page 14 for additional details about our executive compensation program. As noted in such section, the Compensation Committee undertook the following activities in the past year –

•	engaged a new independent compensation consultant, FPL Associates, with extensive REIT industry experience

•

undertook a complete review of WRIT’s executive compensation program to create a program design that would appropriately incentivize WRIT’s executives and coordinate with WRIT’s strategic planning goals

•	adopted the New STIP and New LTIP which, taken together in comparison to the Prior STIP and the Prior LTIP, will have the effect of –

•

substantially increasing the amount of total direct compensation that is performance-based from a range of 45% to 58% (depending on executive level) under the Prior STIP and Prior LTIP to a range of 57% to 76% under the New STIP and New LTIP (the foregoing ranges assume target levels of performance), and

•

ensuring that a substantial portion of total direct compensation will be evaluated based on the achievement by our executives of the goals of WRIT’s strategic plan, as determined by the Compensation Committee in its discretion, and

•	adopted an executive share ownership policy mandating that each executive attain (and thereafter maintain) a stated level of share ownership

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that WRIT’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in WRIT’s Proxy Statement for the 2011 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and narrative discussions and the other related tables and disclosure.”

As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on WRIT, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Voting Matters

Under our Current Declaration, approval of the say-on-pay proposal requires the affirmative vote of the holders of a majority of the outstanding common shares. For purposes of Proposal 7, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal. However, if Proposal 5 is approved by our shareholders, Articles of Amendment and Restatement may be immediately filed with the SDAT while the Annual Meeting is in progress (or temporarily recessed) so that the amendment would become effective before Proposal 7 is considered and voted upon. In that case (and upon the concurrent amendment of our Bylaws to provide a majority of the votes cast requirement), approval of the say-on-pay proposal would require the affirmative vote of a majority of the votes cast, rather than a majority of the outstanding common shares, and abstentions and broker non-votes, if any, would not be counted as votes cast and would have no effect on the result of the vote.

Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and the Board and Compensation Committee value the opinions of the shareholders regardless of whether approval (as defined in the previous paragraph) is actually obtained.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 8:

ADVISORY VOTE ON FREQUENCY OF COMPENSATION VOTE

Description of Proposal

Pursuant to the Dodd-Frank Act, we are providing our shareholders with the opportunity to vote, on an advisory basis, regarding whether the executive compensation advisory vote (as described in Proposal 7 of this Proxy Statement) should occur every one, two or three years. This proposal is commonly known as a “say-when-on-pay” proposal. Shareholders will also have the option to abstain from voting on the matter.

The Board has determined that an annual executive compensation advisory vote is the best approach for WRIT and its shareholders for several reasons, including the following:

•

We believe that furnishing our shareholders with an annual executive compensation advisory vote will provide valuable feedback to the Compensation Committee and the Board on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. We believe this voting frequency provides the highest level of communication between shareholders, on the one hand, and the Board and Compensation Committee, on the other hand.

•

We believe an annual executive compensation advisory vote is consistent with our goal to regularly receive input from our shareholders on corporate governance matters and executive compensation philosophy, policies and practices. We understand that our shareholders may from time to time have different views as to what is the best approach for WRIT, and we look forward to hearing from them in annual executive compensation advisory votes.

•

We believe that providing the executive compensation advisory vote every two or three years may prevent shareholders from communicating in a meaningful and coherent way. For example, we may not know whether the shareholder vote approves or disapproves of compensation for the reporting period or compensation for the previous reporting periods, or both. As a result, it could be difficult to discern the implications of the executive compensation advisory vote.

Pursuant to the Dodd-Frank Act, this vote is advisory and not binding on WRIT or the Board in any way, and the Board or the Compensation Committee may determine that it is in the best interests of WRIT to hold an advisory vote on executive compensation more or less frequently than the option recommended by our shareholders. Nevertheless, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the executive compensation advisory vote.

Voting Matters

The form of Proxy Card enables shareholders to vote, by checking the appropriate box, to recommend that a vote on executive compensation take place every one year, every two years or every three years, or to abstain from voting.

Under our Current Declaration, the option of one year, two years or three years that receives the affirmative vote of the holders of a majority of the outstanding common shares will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. For purposes of Proposal 8, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

However, if Proposal 5 is approved by our shareholders, Articles of Amendment and Restatement may be immediately filed with the SDAT while the Annual Meeting is in progress (or temporarily recessed) so that the amendment would become effective before Proposal 8 is considered and voted upon. In that case (and upon the concurrent amendment of our Bylaws to provide a majority of the votes cast requirement), approval of the say-on-frequency proposal would require the affirmative vote of a majority of the votes cast, rather than a majority of the outstanding common shares, and abstentions and broker non-votes, if any, would not be counted as votes cast and would have no effect on the result of the vote. In that event, the option of one year, two years or three years that receives a majority of all the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders.

Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and in the event that no option receives a majority vote, the Board and Compensation Committee will consider the option that receives the most votes to be the option recommended by shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ONE YEAR ON PROPOSAL 8 REGARDING THE FREQUENCY OF THE EXECUTIVE COMPENSATION ADVISORY VOTE.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that trustees, officers and persons who own more than 10% of the common shares file initial reports of ownership of the common shares and changes in such ownership with the SEC. To WRIT’s knowledge, based solely on a review of copies of forms submitted to WRIT during and with respect to 2010 and on written representations from our trustees and executive officers, all required reports were filed on a timely basis during 2010.

Annual Report

WRIT’s 2010 Annual Report to Shareholders is being mailed to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.

Code of Ethics

WRIT has adopted a Code of Ethics that applies to all of its trustees, officers and employees. The Code of Ethics is available on our website, www.writ.com. A copy of the code is also available upon written request. WRIT intends to post on our website any amendments to, or waivers from, the Code of Ethics promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

WRIT has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the Committee Charters, are available on our website, www.writ.com, and upon written request.

Solicitation of Proxies

Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, trustees and employees of WRIT for which they will receive no compensation in addition to their normal compensation. WRIT may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common shares that those companies or persons hold of record. WRIT will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by WRIT.

WRIT has also hired MacKenzie Partners, Inc. to assist in distributing and soliciting proxies and will pay approximately $17,500 plus expenses for these services.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” this Proxy Statement and our Annual Report. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple shareholders in one household. We will promptly deliver a separate copy of either document to shareholders who write or call us at the following address or telephone number: Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: Investor Relations; telephone 301-984-9400. Shareholders wishing to receive separate copies of our Proxy Statement and Annual Report in the future, or shareholders currently receiving multiple copies of the Proxy Statement and Annual Report at their address who would prefer that only a single copy of each be delivered there, should contact their bank, broker or other nominee record holder.

2012 Annual Meeting

Rule 14a-8 Shareholder Proposals

Under SEC Rule 14a-8, a shareholder may present a proposal to be considered for inclusion in the Proxy Statement relating to our 2012 Annual Meeting. These proposals must be addressed to our Corporate Secretary, sent to our corporate headquarters and received by WRIT no later than December 3, 2011. In addition, they must otherwise be in compliance with applicable laws and SEC regulations.

Nominations and Other Business

Nominations of individuals for election as a trustee and other shareholder proposals (i.e., not under SEC Rule 14a-8) for our 2012 Annual Meeting must, in each case, be made pursuant to timely notice in writing to our Corporate Secretary. The notice must set forth certain information concerning the nomination or proposal, as specified in the rules of the SEC and our current Bylaws. Any shareholder who wishes to make such a nomination or proposal must notify us in accordance with our Bylaws between November 3, 2011 and 5:00 p.m., Eastern time, on December 3, 2011. The presiding officer of the meeting will refuse to acknowledge any nomination or proposal not made in compliance with the foregoing procedures.

/s/ Laura M. Franklin
Laura M. Franklin
Corporate Secretary

April 1, 2011

APPENDIX A

DECLARATION OF TRUST

of

WASHINGTON REAL ESTATE INVESTMENT TRUST

AS ADOPTED ON APRIL 5, 1996 AND AS AMENDED THROUGH DECEMBER 1, 2009

[COMPOSITE COPY]

to

DECLARATION OF TRUST

A-i

A-ii

A-iii

DECLARATION OF TRUST

OF

WASHINGTON REAL ESTATE INVESTMENT TRUST

THIS DECLARATION OF TRUST made this 5th day of April, 1996, by the persons named on the signature page hereof,

WITNESS that:

WHEREAS the Trustees are desirous of forming a Maryland real estate investment trust for the purpose of acquiring, holding, managing, improving, dealing with, and disposing of property real and/or personal, wherever situated; and

WHEREAS, in furtherance of such purpose, the Trustees are acquiring and may hereafter acquire certain property and shall hold and manage all such property as such Trustees in the manner hereinafter stated; and

WHEREAS it is likewise proposed that the beneficial interest in the property from time to time held by the Trustees shall be divided into shares to be evidenced by certificates therefor, as hereinafter provided;

NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the certificates of shares being issued and to be issued hereunder and in the manner and subject to the stipulations contained herein, to wit:

ARTICLE 1.

Name and Title to Property.

Section 1.1. The name of this Trust shall be “Washington Real Estate Investment Trust” and so far as may be practicable the business of the Trust shall be conducted and transacted under that name, which name (and the words “this Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees as trustees but not personally and shall not refer to the officers, agents, or shareholders of this Trust. All the property subject from time to time to this Declaration of Trust shall be vested in the Trustees as joint tenants and held by and transferred to the Trustees as joint tenants except as provided in Section 2.4 of Article 2 hereof.

Section 1.2. The name and address of the resident agent for service of process of this Trust in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. This Trust may have such offices or places of business within or without the State of Maryland as the Trustee may from time to time determine.

Section 1.3. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland.

ARTICLE 2.

Powers of Trustees.

Section 2.1. The Trustees shall have without other or further authorization full and absolute power and control and authority over the Trust property held by them at any time hereunder and over the business of the Trust to the same extent as if the Trustees were the sole owners of such property and business in their own right, subject only to the limitations herein expressly stated, and to the superior control of the shareholders so far as the same is herein expressly stated. No person (the word “person” whenever used in this Declaration of Trust, except where the context otherwise requires, is deemed to mean any individual, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representative. No investment or reinvestment of the Trust property hereunder shall be deemed improper because of its speculative character or because a greater proportion of the Trust property is invested therein than is usual for trustees, or by reason of any interest therein, direct or indirect, of any Trustee or any other party whatsoever. Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include among others the powers enumerated in Sections 2.2 to 2.20, inclusive, of this Article 2.

Section 2.2. The Trustees shall have power as principal, agent, or otherwise, for such consideration as they may deem proper, to purchase, acquire through the issuance of shares representing a beneficial interest in the Trust property or through the issuance of notes, debentures, bonds, or other obligations of the Trust, or otherwise acquire, hold, manage, improve, lease (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for a term extending beyond the possible termination of the Trust or for a lesser term, rent, convey, sell, exchange, mortgage (with or without power of sale), release, partition, or otherwise deal in real estate of any type and description, including any type of interest therein, and/or buildings and structures and tangible personal property of any type and description situated thereon or elsewhere, such real estate and/or buildings and structures and personal property being located in any part of the United States of America or any of the territories or possessions thereof or the Dominion of Canada; and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings or structures of any type or description located in any part of the United States of America or any of the territories or possessions thereof or the Dominion of Canada.

Section 2.3. The Trustees shall have power as principal, agent, or otherwise, for such consideration as they may deem proper, to purchase, acquire through the issuance of shares representing a beneficial interest in the Trust property, or through the issuance of notes, debentures, bonds, or other obligations of this Trust, or otherwise acquire, hold, sell, exchange, pledge, collect, pay, underwrite, and in any manner deal in stocks, bonds, notes, certificates of indebtedness, debentures, mortgages and deeds of trust (first or otherwise), bank acceptances, drafts, certificates of interest, securities, obligations, and in general any property or rights (legal or equitable) owned, held, created, or issued by or representing an interest in any corporation, business trust (including the business trust created by these presents), trusts, partnership, or other organization whether domestic or foreign, any individual, the United States of America or any of the several states or territories or any political subdivisions or agencies thereof, or foreign governments or political subdivisions thereof.

Section  2.4. The Trustees shall have power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees or by any other person, or on such terms, in such manner, and with such powers as the Trustees hereunder may determine and without disclosure that the Trustees are interested therein.

Section 2.5. The Trustees shall have power to borrow money for the purposes of this Trust, and to give notes, debentures, bonds, and other negotiable or non-negotiable instruments of this Trust therefor, to enter into other obligations on behalf of the Trust, and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure such notes, debentures, bonds, contracts, or other obligations. Any notes, debentures, bonds, instruments, or other obligations of or on behalf of this Trust authorized pursuant to section 2.2, 2.3, or 2.5 of the Article 2 may be convertible into shares of beneficial interest described in Article 4 hereof.

Section 2.6. The Trustees shall have power to loan money and to invest and reinvest any funds of the Trust as they shall deem wise; and to create a reserve fund or reserve funds for such purposes as the Trustees deem advisable and invest or reinvest the same in such manner as they may deem best.

Section 2.7. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature imposed upon or against the Trustees individually or collectively in connection with the Trust property, or upon or against the Trust property or any part thereof; and to make with the State of Maryland or any other State or other taxing authority any agreement for the payment of taxes to said State of Maryland or any other State or other taxing authority, whether or not said taxes would otherwise be payable or assessable by or against or in respect of the Trustees or the Trust property or the income therefrom, all as may be required or permitted by any present or future law; and for any of the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

Section 2.8. The Trustees shall have power to cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, association, or other organization to take over the Trust property or any part or parts thereof or to carry on any business in which this Trust shall directly or indirectly have any interest, and to sell, convey, and transfer the Trust property or any part or parts thereof to any such corporation, trust association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association, or organization, or any corporation, trust, partnership, association, or organization in which this Trust holds or is about to acquire shares or any other interest.

Section  2.9. The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any securities forming part of the Trust property to the same extent that an individual might, and without limiting the generality of the foregoing, to vote or give any consent, request, or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, including the exercise of discretionary powers.

Section 2.10. The Trustees shall have power to delegate from time to time to such one or more of their number or to such other person as the Trustees may deem best, the doing of such things and the execution of such deeds or other instruments either in the names of all the Trustees or as their attorney or attorneys or otherwise, as the Trustees may from time to time deem expedient.

Section 2.11. The Trustees shall have power to collect, sue for, receive and give receipt for all sums of money coming due to this Trust, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities, mortgages, deeds of trust or other obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon, or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands, or things relating to the Trust property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustees, or other persons any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust property, for the purpose of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stocks, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

Section 2.12. The Trustees shall have power to incur and pay any charges or expenses in the opinion of the Trustees necessary or incidental to or proper for carrying out any of the purposes of this Trust; to appoint or contract with any one or more of themselves or any firm in which one or more of them may be members, or with any other person, to carry on and supervise all or any part of the active management of the property and business of the Trust, or to give investment advice, with such rights and such compensation as the Trustees may deem proper; and to employ such clerical assistance as they deem necessary to the transaction of the business of the Trust and such other persons, including consultants, accountants, technical advisers, attorneys, brokers, corporate fiduciaries, depositaries, corporations, escrow agents, partnerships, or trusts (including a corporation, partnership, or trust of which one or more of the Trustees is a stockholder, member, or trustee) and to fix their duties, periods of employment and compensation.

Section 2.13. The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or enter into other obligations therefor; and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any or all of such obligations.

Section 2.14. The Trustees shall have power to deposit any moneys or securities included in the Trust property with any one or more banks, trust companies or other banking institutions deemed by the Trustees to be responsible, such moneys or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the person with whom the moneys or securities have been deposited properly to account for the moneys or securities so deposited.

Section 2.15. The Trustees shall have power to determine conclusively whether any moneys, securities, or other properties of the Trust property are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income.

Section 2.16. The Trustees shall have power to determine conclusively the value of any of the real estate, securities, or other properties of this Trust and of any services, securities, property or other consideration hereafter to be acquired by this Trust; and to revalue the real estate, securities, or other properties of the Trust from time to time in accordance with appraisals made by one or more of the Trustees or any one or more of such appraisers as they deem responsible and experienced, and to keep the books of the Trust and render reports to the shareholders of the Trust on the basis of the figures so adopted.

Section 2.17. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time change the fiscal year or method or form of accounts.

Section 2.18. No contract or other transaction between the Trust and one or more of its Trustees or any other trust, corporation, firm, association or entity in which one or more of the Trustees are trustees, directors or officers or have a material financial interest, shall be void or voidable because of such relationship or interest or because such Trustee or Trustees are present at the meeting of the Trustees or a committee thereof which authorizes, approves or ratifies such contract or transaction, if:

(1) the fact of such relationship or interest is disclosed or known to the Trustees or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Trustee or Trustees; or

(2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(3) the contract or transaction is fair and reasonable to the Trust.

Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Any contract or transaction authorized, approved or ratified in accordance with this Section 2.18 shall be presumed to be as valid as if such contract or transaction had been entered into with a disinterested party.

Section 2.19. The Trustees shall have power to do all such other matters and things as in their judgment will promote or advance the business which they are authorized to carry on although such matters or things are not herein specifically mentioned.

Section 2.20. The Trustees shall not have the power or authority to issue face amount certificates or periodic payment plan certificates as such terms are defined in the Investment Company Act of 1940, nor shall the Trustees invest in investment securities beyond 25% of the net assets of the Trust, except certificates of interest or shares of beneficial interest in other real estate investment trusts or interests in partnerships all or substantially all of whose assets are interests in real estate.

ARTICLE 3.

Limitations of Liability of

Shareholders, Trustees, and Others.

Section 3.1.

(a) No Trustee or officer of this Trust shall be personally liable, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust, or on account of his own acts or omissions to this Trust, or to any shareholder, Trustee, officer or agent thereof except (i) to the extent that it is proved that such Trustee or officer actually received an improper benefit or profit in money, property, or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If Section 5-350 of the Courts and Judicial Proceeding Law of the State of Maryland is subsequently amended to further eliminate or limit the liability of a trustee or officer, as set forth in the preceding sentence, then a Trustee or officer shall likewise not be liable to the fullest extent permitted by the amended law. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

(b) All persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

Section 3.2.

(a) Each individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he, or an individual for whom he is the legal representative, is or was a Trustee or officer of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another entity (including service with respect to an employee benefit plan) whether the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Trust to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Laws (the “Law”), as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader indemnification rights than the Law permitted prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such individual in connection therewith (i) in each and every situation where the Trust is obligated to make such indemnification pursuant to Section 2-418 and (ii) in each and every situation where, under Section 2-418, the Trust is not obligated, but is permitted or empowered, to make such indemnification. The Trust shall promptly make or cause to be made any determination that Section 2-418 requires. Such right shall include the right to be paid by the Trust expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Trustee or officer in his capacity as a Trustee or officer (and not in any other capacity in which service was or is rendered by such person while a Trustee or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Trust of an undertaking, by or on behalf of such Trustee or officer, to repay all amounts so advanced if it should be determined ultimately that such Trustee or officer is not entitled to be indemnified under this section or otherwise. The Trust shall indemnify employees and agents of the Trust to such extent as shall be authorized by the Trustees or provided for in the provisions of the Bylaws as permitted by Section 8-301 of the Maryland General Corporation Law, as it may be amended from time to time. Any repeal or notification of the forgoing provisions of this Section 3.2 by the stockholders of the Trust shall not adversely affect any right or protection of an individual existing at the time of such repeal or modification.

(b) The rights conferred on an individual by Paragraph (a) of this Section shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of the Declaration of Trust, Bylaws, agreement, vote of shareholders or disinterested Trustees or otherwise.

Section 3.3. No shareholder, as such, of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust or upon any obligation of the Trust; and this Trust will indemnify and hold harmless each shareholder from and against any and all losses, damages and liabilities (including any reasonable expenses, including legal expenses, incurred by the shareholder solely by virtue of such shareholder being a shareholder of the Trust after the giving of the notice hereunder and in conformity with the provisions of this section 3.3), if the shareholder complies with the following conditions. After any claim is asserted in writing, or any suit or action is brought against any shareholder, such shareholder shall notify the Trust thereof within ten (10) business days after such shareholder has actual knowledge of the same, and shall thereafter fully cooperate with the Trust in defending such claim, suit or action in such manner as the Trust alone may see fit. The Trust shall have the right to employ counsel of its choosing to defend any such claim, suit or action. In the event that the Trust fails to diligently defend against any such claim, suit or action, the shareholder shall have the right to employ counsel of his choosing and to take such other action and incur such other expense as is reasonably necessary to conduct such defense.

ARTICLE 4.

Shares of Beneficial Interest.

Section 4.1.

(a) The total number of shares which this Trust has authority to issue is one hundred million shares (100,000,000) with a par value of $.01 per share. No assessment shall ever be made upon shareholders.

(b) The Board of Trustees may increase the aggregate number of shares authorized to be issued by the Trust without shareholder approval.

Section 4.2. Every shareholder shall be entitled to receive a certificate in such form as the Trustees shall from time to time approve specifying the number of shares held by him. The certificates in the form so approved shall be treated as negotiable and title thereto and to the shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate and the shares represented thereby of any business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President of the Trustees, and shall be countersigned by a Transfer Agent, and registered by a Registrar, if any. There shall be filed with each Transfer Agent and Registrar, if any, a copy of the form of certificate so approved by the Trustees, certified by the President of the Trustees, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers of this Trust who shall have signed certificates shall cease to be such officer or officers before the certificates so signed shall have been actually issued, such certificates my nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers of this Trust. The Trustees may in their discretion authorize certificates to be signed or authenticated by the facsimile signature of the officer or officers who are authorized to sign such certificates; provided that any certificate signed or authenticated by the facsimile signature of an officer shall not be valid unless countersigned by a Transfer Agent.

Section 4.3. The Trustees in their discretion may from time to time without vote of the shareholders issue authorized shares of this Trust, to such party or parties and for such property or consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (real, personal, or mixed) and businesses, and no prior offering thereof to any of the shareholders hereunder need be made. In connection with any issuance of shares, the Trustees may issue fractional shares or may provide for the issue of scrip for fractions of shares and determine the terms of such scrip including, without limitation, the time within which the same must be surrendered for exchange into full shares and the rights if any of holders of scrip upon the expiration of the time so fixed, the rights if any to receive proportional distributions, and the rights if any to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each shareholder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 4.2 hereinabove relative to certificates for shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a Transfer Agent alone. The Trustees may also authorize the issuance of warrants or options to purchase shares from time to time to such persons, including themselves, upon such terms and conditions and for such consideration as they determine to be proper.

ARTICLE 5.

Record and Transfer of Shares.

Section 5.1. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the shareholders and the number of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. Only shareholders whose certificates are so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend, nor to have notice given to him as herein provided, until he has given his address to a Transfer Agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section 5.2. The Trustees shall have power to employ a transfer agent or transfer agents, and if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep said register and record therein the original issues and transfers, if any, of the said shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees or provided for in the bylaws.

Section 5.3. In accordance with the usual custom of corporations having a transfer agent, signed certificates for shares in blank may be deposited with any transfer agent of this Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

Section 5.4. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue shall be issued to the transferor. But until such record is made the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.

Section 5.5. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder, or otherwise by operation of law, shall be recorded as the holder of the said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of this Trust. But until such record is made, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency.

Section 5.6. The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

Section 5.7. The Trustees shall not, nor shall the shareholders or any officer, transfer agent or other agent of this Trust or of the Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the shares of the Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any such shareholder or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the persons recorded as such shareholders. The receipt of the person in whose name any share is recorded, or if such share is recorded in the names of more than one person, the receipt of any one of such persons or of the duly authorized agent of any such person shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations, and other property payable, issuable, or deliverable in respect of such share and from all liability to see to the application thereof.

Section 5.8. Subject to Section 5.11, if any person, corporation, partnership, trust or any other legal entity is or becomes at any time the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares, or if the tax status of the Trust under Public Law 86-779 or any other tax statute or regulation is or can be endangered by the purchase or retention of shares by any person, corporation, partnership, trust or any other legal entity, the Trustees may, in their sole discretion, refuse to sell, transfer or deliver shares to such person or entity, or, may repurchase any or all shares held by such person or entity at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher. After the mailing of the demand for repurchase, the shares may be cancelled upon the records of the Trust by the order of the Trustees and the Trust shall pay promptly for such shares as above determined.

Section 5.9. Any and all notices to which shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to shareholders of record at their last known post office address as recorded on the register of the Trust. In case of the loss, mutilation, or destruction of any certificate of shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

Section 5.10. Subject to Section 5.11, if the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of this Trust has or may become concentrated to an extent which would cause any rent to be paid to this Trust by a “sister corporation,” if one existed, to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Internal Revenue Code of 1954 (the “Code”), or similar provisions of successor statutes, pertaining to the qualification of this Trust as a real estate investment trust, trustees shall have the power (1) by lot or other means deemed equitable by them to call for purchase from any shareholder of this Trust such number of shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of shares of this Trust into conformity with the requirements of said Section 856(d)(2)(B) pertaining to this Trust, and (2) to refuse to register the transfer of shares to any person whose acquisition of such shares would, in the opinion of the Trustees, result in this Trust being unable to conform to the requirements of said Section 856(d)(2)(B). For purposes of this Section, the term “sister corporation” means a corporation, the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the shares of this Trust. This Section shall apply even if a “sister corporation” does not exist (1) at the time the Trustees determine that the ownership of shares of this Trust has or may become so concentrated, or (2) at the time the Trustees call shares for purchase or refuse to register the transfer of shares.

The purchase price for the shares purchased pursuant hereto shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid for the shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees. From and after the date fixed for purchase by the Trustees, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price fixed as aforesaid.

In order to further assure that ownership of the shares does not become so concentrated, any transfer of shares that would prevent amounts received by this Trust from a “sister corporation,” if one existed, from qualifying as “rents from real property” as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of this Trust in acquiring such shares and to hold such shares on behalf of this Trust. For purposes of determining whether this Trust is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes shall be applied. The shareholders of this Trust shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the shares of this Trust as the Trustees deem necessary to determine whether this Trust satisfies the provisions of Section 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder as the same shall be from time to time be amended, or to comply with the requirements of any other taxing authority.

Section 5.11 Nothing in these Articles shall preclude the settlement of any transaction entered through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles.

ARTICLE 6.

Characteristics of Shares.

Section 6.1. The ownership of the Trust property of every description and the right of the conduct of any business hereinbefore described are vested exclusively in the Trustees, and the shareholders shall have no interest therein other than the beneficial interest conferred by their shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests.

Section 6.2. The shares issued hereunder shall be personal property giving only the rights in this instrument and in the certificates thereof specifically set forth. The death of a shareholder during the continuance of this Trust shall not terminate the Trust nor give his or her legal representatives a right to an accounting or to take any action in the courts or otherwise against other shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased shareholder to demand and receive a new certificate of shares in place of the certificate held by the deceased shareholder, and upon the acceptance of which such legal representatives shall succeed to all the rights of the deceased shareholder under this Trust.

Section 6.3. Shares issued hereunder and purchased or otherwise acquired by the Trustees for the account of the Trust shall not so long as they belong to the Trust either receive dividends (except that they shall be entitled to receive dividends payable in shares of the Trust) or be voted at any meeting of the shareholders. Such shares may in the discretion of the Trustees be cancelled and the number of shares authorized be thereby reduced, or such shares may in the discretion of the Trustees be held in the treasury and be disposed of by the Trustees at such time or times, to such party or parties, and for such consideration as the Trustees may determine.

Section 6.4. The Trustees, or any one of them, may, in their individual capacity, purchase and otherwise acquire or sell and otherwise dispose of shares issued hereunder without restriction or liability to any person.

ARTICLE 7.

Meetings of Shareholders.

Section 7.1. There shall be an annual meeting of the Shareholders, to be held at such convenient time and place after delivery of the Trust’s annual report and proper notice as shall be determined by or in the manner prescribed in the Bylaws. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws.

Section 7.2. If for any reason the annual meeting of the shareholders as herein provided shall be omitted, a special meeting of the shareholders may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

Section 7.3. No action taken by the shareholders at any meeting other than a meeting of the type specified either in Section 10.1 or Section 10.2 hereof (and then only if such action is taken by the percentage of shares in each case therein specified) shall in any way bind the Trustees.

Section 7.4. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, the Trustees may from time to time close the transfer books for such period not exceeding twenty (20) days as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not less than ten (10) nor more than ninety (90) days prior to the date of any meeting of shareholders or dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend and any shareholder who as a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he has since that date disposed of his shares, and no shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend.

Section 7.5. Except as expressly set forth herein, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares. At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote. Fractional shares shall not be entitled to any vote. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 7.6. At each annual meeting of the shareholders the Trustees shall make a report upon the affairs of the Trust and upon its business and operations, together with the statement of its financial standing as shown by the books of account of the Trust. The Trustees shall have prepared and shall submit to the Shareholders an annual report consisting of a balance sheet, statement of income, and surplus of the Trust, and an opinion thereon of an independent certified public accountant based on an examination of the books and records of the Trust, which opinion shall not be materially limited in scope and which shall be made in accordance with generally accepted auditing procedures.

The aforesaid annual report shall be filed by the independent certified public accountant who prepares the same with the Trustees and with such federal or state regulatory authorities as shall require such filing with them. The Trustees shall mail a copy of such annual report to each shareholder at his address as recorded on the books of the Trustees, as soon as practicable after the close of the period covered by the report.

The Trustees shall have quarterly reports prepared and shall submit a quarterly report to such federal or state regulatory authorities as shall require the same. A quarterly report, which shall contain a current balance sheet and statement of income, and surplus, may be unaudited.

Section 7.7. The records and books of account of the Trust shall be open to the inspection of federal or state regulatory authorities at any reasonable time or times, at the principal office of the Trust. Any shareholder, upon written demand stating the specific purpose thereof, shall have the right to examine the Trust records at the principal office of the Trust, as permitted under Maryland law to the same extent as is permitted corporate shareholders.

ARTICLE 8.

Trustees.

Section 8.1. The number of Trustees shall not be less than three (3) nor more than eleven (11), the exact number of which shall be determined from time to time by a resolution of the Board of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the continuing or surviving Trustee or Trustees shall have all the powers granted to the Trustees and discharge all the duties imposed upon the Trustees by this Declaration. The term “majority of the Trustees” whenever used herein shall mean more than one-half of the total number of Trustees then in office.

The following persons shall be the Trustees subject to the provisions of Section 8.2 below: Arthur A. Birney, William N. Cafritz, Edmund B. Cronin, Jr., Benjamin H. Dorsey, B. Franklin Kahn, David M. Osnos, Stanley P. Snyder.

Section 8.2. The Trustees presently serving as such shall be divided into three classes, as nearly equal in number as is feasible, with respect to the term during which they shall severally hold office. The Board of Trustees, by resolution, shall designate the Trustees who will serve in each class. One class shall serve until the annual election of Trustees in 1997 and until their respective successors are duly qualified and assume office; one class shall serve until the annual election of Trustees in 1998 and until their respective successors are duly qualified and assume office; and one class shall serve until the annual election of Trustees in 1999 and until their respective successors are duly qualified and assume office. Commencing in 1997 the Trustees shall be elected for three year terms for the class of Trustees whose terms then expire, so that the term of office of one class of Trustees shall expire each year. Except as additional qualifications shall otherwise be specified in the bylaws, the

Trustees shall be individuals of full age, not under any legal disability, and no person shall qualify as a Trustee until he shall have either signed this Declaration of Trust or agreed in writing to be bound in all respects by the Declaration of Trust. No Trustee shall be required to give bond, surety or security to secure the performance of his duties or obligations.

Section 8.3. Any Trustee may resign his trust by instrument in writing signed by him and delivered or mailed to the President of the Trust, and such resignation shall take effect immediately or at a later date according to the terms of the notice.

Section 8.4. In case a vacancy in the number of Trustees shall occur through an increase in the number of authorized Trustees, death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 hereof), the remaining Trustees or Trustee may fill such vacancy by appointing by an instrument in writing signed by a majority of the Trustees such person as they or he in their absolute discretion shall see fit, but no such appointment shall become effective unless and until the person so appointed shall have delivered to the President of the Trust an instrument in writing, signed by such person acknowledging and agreeing to be bound by this Declaration of Trust. Thereupon the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without any further act or conveyance.

Section 8.5. The death, resignation, or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 8.6. Meetings of the Trustees shall be held from time to time upon the call of the President of the Trustees or any two of the Trustees. Notice of any meetings shall be given as provided in the bylaws but may be waived by any Trustee either before or after such meeting. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees or expressed in a writing signed by a majority of the Trustees without a meeting, shall constitute the action of the Trustees and have the same effect as if assented to by all. At any meeting a majority of the Trustees shall constitute a quorum.

Section 8.7. The Trustees shall annually elect from among their number a President, who shall be the principal officer of the Trust, and may elect from among their number or otherwise a Secretary and such other officers or agents as they may deem advisable and may act in any manner by or through any such officer or agent. The Trustees shall fix the compensation of all officers whom they may elect or appoint, shall receive reasonable compensation for their general services as Trustees and officers hereunder, and may pay themselves or any one or more of them such compensation for special services as they in good faith may deem reasonable.

Section 8.8. The Trustees may adopt a seal and from time to time adopt, amend or repeal bylaws not inconsistent with law or this Declaration of Trust to regulate the government of the Trust and administration of its affairs, including, but not limited to, the duties of the Trust’s officers, agents, servants and representatives.

ARTICLE 9.

Distributions of Property.

Section 9.1. The Trustees shall from time to time distribute ratably among the shareholders such proportions of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Trustees may distribute ratably among the shareholders additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees, as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Trustees under Section 2.16 of Article 2 hereinabove) or the book value; and such distribution may be among the shareholders of record at such other date (not more than twenty (20) days prior to payment of such distribution) as the Trustees shall determine.

Section 9.2. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

ARTICLE 10.

Amendment of Trust;

Removal of Trustees.

Section 10.1. The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares, or by a vote of two-thirds of the Trustees in any manner necessary to enable the Trust to continue to qualify as a real estate investment trust under the Code or Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this Section 10.1, or Article 15 of the Declaration of Trust.

Section 10.2. Any Trustee may be removed either (1) at any meeting of shareholders called for the purpose, by the affirmative vote of not less than two-thirds in interest of the shares then outstanding hereunder and entitled to vote; or (2) by the unanimous vote of all other Trustees with the approval of the holders of a majority of the shares.

Section 10.3. The Trustees shall maintain insurance against possible tort liability on the part of the Trust in an amount customarily carried by prudent businessmen in the operation of the same or a similar type of business.

ARTICLE 11.

Miscellaneous.

Section 11.1. The term “Trustees” as used herein shall mean, where the context admits, such of the undersigned or their duly appointed and qualified successors as shall be at the time acting as Trustees hereunder.

Section 11.2. This instrument is executed by the Trustees and delivered in the State of Maryland and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Maryland.

Section 11.3. This Declaration of Trust may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 11.4. Any certificate signed by a person who appears to be a Trustee hereunder, concerning the number or identity of Trustees or shareholders, that the execution of any instrument or writing has been duly authorized, the form of any vote passed at a meeting of Trustees or shareholders, the fact that the number of Trustees or shareholders present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust, the form of any by-law adopted by or the identity of any officer elected by the Trustees or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any one or more of them, and the successors of such person.

ARTICLE 12.

Duration of Trust.

This Trust shall continue without limitation of time but subject to the provisions of Article 10 hereof.

ARTICLE 13.

Federal Housing Administration Insured Mortgages.

The Trustees shall not have the power to sell or otherwise dispose of any mortgage or mortgages or partial interest in such mortgage or mortgages insured by the Federal Housing Administration which the Trust owns unless such transfer is to a mortgagee approved by the Federal Housing Administration or is otherwise in accordance with the provisions of the National Housing Act, as amended, or Regulations promulgated thereunder.

ARTICLE 14.

Investment Policies.

Section 14.1. It is the policy of the Trust to invest primarily in income producing real estate, including shopping centers, commercial office buildings, apartment houses and industrial buildings. Investments will be made on a long-term basis and not with the intention of resale in the immediate future. It is also a policy to improve and upgrade real estate investments with a view toward increasing income.

Section 14.2. It is the policy of the Trust to finance the purchase of its properties through the use of cash and unsecured and/or secured financing. The Trust may also acquire properties by the issuance of shares or senior securities, which may or may not be convertible to shares of the Trust, by the exchange of properties and by the formation of one or more partnerships and the exchange of partnership interests therein for properties.

Section  14.3. The Trust may invest in United States government obligations, state or municipal obligations, mortgages, commercial paper, or similar investments, as a means of providing for contingencies and future purchases. Such investments will not be in amounts that would, in the opinion of counsel for the Trust, disqualify the Trust for treatment as a “real estate investment trust” under the Code and Regulations thereunder.

Section 14.4. It is the policy of the Trust to make investments in any state of the United States or the Dominion of Canada where, in the opinion of counsel for the Trust, the Trust may legally operate without affecting the limited liability of the shareholders (other than for tort claims, contract claims where shareholder liability is not negated, claims for taxes, and certain statutory liabilities).

Section 14.5. The Trust may not invest in (1) equity securities in any company holding investment or engaging in activities prohibited by the Declaration of Trust except where the investment is to acquire underlying real estate assets by dissolution of such company, or (2) commodities.

Section 14.6. The Trust may not (1) engage in any short sale, (2) engage in trading as compared with investment activities, (3) issue redeemable securities as that term is defined in the investment Company act of 1940, (4) engage in distribution of securities issued by others, or (5) engage in underwriting securities of other issuers.

Section 14.7. The Trust shall not, in dealing with any Trustee, investment adviser, officer or employee of the Trust, enter into any transactions, contrary to the obligations imposed upon Trustees by courts of equity.

ARTICLE 15.

Special Voting Requirements.

Section 15.1.

(a) Any merger, consolidation or liquidation involving the Trust, or any sale, lease, pledge, exchange or other transfer of all or substantially all of the Trust’s assets, shall require the approval of a majority of the Trustees. If any such transaction is with, into or to a Related Shareholder, such transaction also shall require the approval of a majority of the Trustees not appointed or nominated by, acting on behalf of, or representing, such Related Shareholder, and not an “affiliate” or “associate” of such Related Shareholder.

(b) For purposes of this Article, the terms “affiliate” and “associate” have the meanings assigned to them in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the term “Related Shareholder” means any person, corporation or other entity who or which is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of five percent (5%) or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees after including among his or its shares those owned by an “affiliate” or “associate.” A person, corporation or other entity who or which was a “Related Shareholder” at any time remains a “Related Shareholder” so long as he or it remain an “affiliate” of the Trust.

Section 15.2. The provisions of Title 3, Subtitle 6 and 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled “Special Voting Requirements” and “Voting Rights of Certain Control Shares”, respectively (or any successor statutes) shall apply to this Trust.

[END OF DOCUMENT]

APPENDIX B

WASHINGTON REAL ESTATE INVESTMENT TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Washington Real Estate Investment Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect.

SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

NAME

The name of the Trust is:

Washington Real Estate Investment Trust

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSE AND POWERS

Section 3.1 Purpose. The purpose for which the Trust is formed is to engage in any lawful act or activity for which a real estate investment trust may be organized under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, engaging in business as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”).

Section 3.2 Powers. The Trust shall be a separate legal person and have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust that are not inconsistent with law and are appropriate to promote or attain the purpose set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT AND OFFICES

The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws of the Trust (the “Bylaws”), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be final and conclusive. The enumeration and definition of particular powers of the Board included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees (hereinafter the “Trustees”) under the general laws of the State of Maryland or any other applicable laws.

The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to cause the Trust to terminate its status as a REIT; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the purpose set forth in Section 3.1 or any of the foregoing powers.

Section 5.2 Number, Classification and Vacancies. The number of Trustees shall be nine, which number may be increased or decreased only by the Board pursuant to the Bylaws. The Trustees shall be classified, with respect to the terms for which they severally hold office, into three classes, Class I, Class II and Class III, as nearly equal in number as possible. Initially, the Class I Trustees shall be John M. Derrick, Jr., Charles T. Nason and Thomas Edgie Russell, III; the Class II Trustees shall be William G. Byrnes, John P. McDaniel and George F. McKenzie; and the Class III Trustees shall be Edward S. Civera, Terence C. Golden and Wendelin A. White. The Class I Trustees shall serve for a term expiring at the annual meeting of shareholders to be held in 2012; the Class II Trustees shall serve for a term expiring at the annual meeting of shareholders to be held in 2013; and the Class III Trustees shall serve for a term expiring at the annual meeting of shareholders to be held in 2014. At each annual meeting of shareholders, the successor or successors of the class of Trustees whose term expires at that meeting shall be elected in accordance with the Bylaws, and shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The Trustees elected to each class shall hold office until their successors are duly elected and qualify, or until their earlier removal or resignation. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, any and all vacancies on the Board of Trustees may be filled by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 8.2. Any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred.

Section 5.3 Removal of Trustees. Subject to the rights of holders of one or more classes or series of Shares to elect or remove one or more Trustees, a Trustee may be removed from office at any time at a meeting of the shareholders, but only for cause and then only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

Section 5.4 Determinations by Board. The determination as to any of the following matters made by or pursuant to the direction of the Board of Trustees shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class or series of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

Section 5.5 Action By Trustees without a Meeting. The Bylaws may provide that any action required or permitted to be taken by the Board of Trustees or any committee thereof may be taken without a meeting by the consent, in writing or by electronic transmission, of a majority of the Trustees or committee members, as applicable; provided, however, that if the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or the Bylaws, any such consent shall be given by such proportion of the Board of Trustees or members of such committee, as the case may be.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 100,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and 10,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”). If shares of one class are classified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Board, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase the aggregate number of Common Shares.

Section 6.2 Common Shares. Subject to the provisions of Article VII and except as may otherwise be specified in the Declaration of Trust, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote.

Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares from time to time, into one or more classes or series of Preferred Shares.

Section 6.4 Classified Shares. Prior to issuance of classified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, notwithstanding any other provision in the Declaration of Trust and subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

Section 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize, and cause the Trust to declare and pay to shareholders, such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source, as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to cause the Trust to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.7 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.8 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.9 Declaration and Bylaws. The rights of all shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding Equity Shares, or such other percentage determined by the Board of Trustees in accordance with Section 7.2.8 of the Declaration of Trust.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares, or such other percentage determined by the Board of Trustees in accordance with Section 7.2.8 of the Declaration of Trust.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Declaration of Trust. The term “Declaration of Trust” shall mean these Articles of Amendment and Restatement as accepted for record by the SDAT, and any amendments and supplements thereto.

Equity Shares. The term “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.7, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which these Articles of Amendment and Restatement containing this Article VII is accepted for record by the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own Equity Shares in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Equity Shares.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(b) Transfer in Trust. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(iii) To the extent that, upon a transfer of Equity Shares pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of Equity Shares by a single Charitable Trust would violate the 100 shareholder requirement applicable to REITs), then Equity Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such

Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, Common Share Ownership Limit or Excepted Holder Limit, as applicable.

(b) each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, 7.2 or 7.3.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s (as defined in Section 542(a)(2) of the Code) Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from which the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2.1(b) and 7.3.

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, and/or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 7.2.8 Change in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 7.2.1(a)(ii), the Board may from time to time increase or decrease the Aggregate Share Ownership Limit and the Common Share Ownership Limit; provided, however, that the decreased Aggregate Share Ownership Limit and/or Common Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Aggregate Share Ownership Limit and/or Common Share Ownership Limit until such time as such Person’s percentage of Equity Shares equals or falls below the decreased Aggregate Share Ownership Limit and/or Common Share Ownership Limit, but any further acquisition of Equity Shares in excess of such percentage ownership of Equity Shares will be in violation of the Aggregate Share Ownership Limit and/or Common Share Ownership Limit.

Section 7.2.9 Legend. Each certificate for Equity Shares shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of the Common Share Ownership Limit of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust

in excess of the Aggregate Share Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership provided in (i), (ii) or (iii) above is violated, the Equity Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.

Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Equity Shares in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee, as trustee of a Charitable Trust, for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee shall be paid with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust, and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote.

Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 7.3.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.3.5 Purchase Right in Shares Transferred to the Charitable Trustee. Equity Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must meet the requirements of a Charitable Beneficiary set forth in the definition thereof.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

SHAREHOLDERS

Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the Chief Executive Officer, the President or any vice president of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 12.2; (d) merger or consolidation of the Trust, or the sale or disposition of all or substantially all of the Trust property, as provided in Article XI; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares, as such holder, shall have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell. Holders of shares of beneficial interest shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 8 and Title 3, Subtitle 2 of the Maryland General Corporation Law (“MGCL”) or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of shares of beneficial interest, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 8.4 Extraordinary Actions. Except as otherwise permitted by law, any merger, consolidation, sale of all or substantially all of the Trust’s assets, dissolution, liquidation, termination of the Trust or amendment of the Declaration of Trust shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 8.5 Board Approval. The submission of any action of the Trust to the shareholders for their consideration shall first be approved by the Board of Trustees.

Section 8.6 Action By Shareholders without a Meeting. The Bylaws may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the consent, in writing or by electronic transmission, of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no present or former Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. No Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE X

AMENDMENTS

Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments and supplements thereto.

Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, (i) to qualify as a real estate investment trust under the Code or under Title 8, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (iii) as otherwise provided by Title 8 or in the Declaration of Trust.

Section 10.3 By Shareholders. Except as otherwise provided in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust property. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE XII

DURATION AND TERMINATION OF TRUST

Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

Section 12.2 Termination.

(a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business. The Trustees may appoint any officer of the Trust or any other person to supervise the winding up of the affairs of the Trust and delegate to such officer or such person any or all powers of the Trustees in this regard.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as the Board of Trustees deems necessary for the Trustees’ or the Trust’s protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Governing Law. This Declaration of Trust is executed by the undersigned and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 13.3 Severability.

(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to the MGCL.

Section 13.5 Recordation. The Declaration of Trust and any amendment or supplement hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment or supplement hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments or supplements thereto.

THIRD: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FOURTH: The name and address of the Trust’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the Declaration of Trust of the Trust.

FIFTH: The number of Trustees of the Trust and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Declaration of Trust of the Trust.

SIXTH: The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment and restatement was 100,000,000, consisting of 100,000,000 Common Shares, $0.01 par value per share. The aggregate par value of all shares of beneficial interest having par value was $1,000,000.

SEVENTH: The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement of the Declaration of Trust is 110,000,000, consisting of 100,000,000 Common Shares, $0.01 par value per share, and 10,000,000 Preferred Shares, $0.01 par value per share. The aggregate par value of all authorized shares of beneficial interest having par value is $1,100,000.

EIGHTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this     day of                     , 2011.

ATTEST:	WASHINGTON REAL ESTATE INVESTMENT TRUST

	By:	(SEAL)
Laura M. Franklin		George F. McKenzie
Secretary		President and Chief Executive Officer

WRIT WASHINGTON REAL ESTATE INVESTMENT TRUST IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

You telephone! can authorize Available a proxy 24 hours to vote a day, by 7 Internet days a or week!

Instead methods of outlined mailing below your proxy, to authorize you may a proxy choose to one vote of your the shares. two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 17, 2011.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/wre

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT AUTHORIZED A PROXY TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Trustees unanimously recommends a vote FOR the listed trustee nominees, FOR Proposals 2 – 7 and 1 YR for Proposal 8.

1. Election of Trustees:

01 – Mr. Edward S. Civera

For Against Abstain

2. Proposal to ratify appointment of Ernst & Young as independent registered public accounting firm for 2011

4. Proposal to amend declaration of trust to change vote requirement to elect trustees to a majority of votes cast and to implement a mandatory resignation policy

6. Proposal to amend declaration of trust to authorize 10 million preferred shares for possible future issuance

8. Advisory vote on frequency of compensation vote (say-when-on-pay)

02 – Mr. Terence C. Golden

For Against Abstain

1 Yr 2 Yrs 3 Yrs Abstain

For Against Abstain

03 – Ms. Wendelin A. White

3. Proposal 70% supermajority to amend vote declaration to amend of trust or repeal to change certain current votes sections entitled of current to be declaration cast of trust to a majority of

5. Proposal modernize to certain amend governance declaration and of trust other to provisions update and of declaration of trust

7. Advisory officers (say-on-pay) vote on compensation of named executive

9. In business the discretion as may of properly the proxies come on before such the other meeting

For Against Abstain

For Against Abstain

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 1 1 2 0 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT AUTHORIZED A PROXY TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Washington Real Estate Investment Trust +

PROXY FOR 2011 ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Washington Real Estate Investment Trust, a Maryland real estate investment trust (the “Company”), hereby appoints George F. McKenzie and Laura M. Franklin, or either of them, with full power of substitution in each of them, as proxies to attend the Annual Meeting of Shareholders of the Company to be held on May 17, 2011 at the Bethesda North Marriott Hotel & Conference Center, 5701 Marinelli Road, North Bethesda, Maryland, at 11:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE TRUSTEE NOMINEES LISTED ON THE PROXY CARD, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011, “FOR” THE APPROVAL OF EACH OF THE AMENDMENTS TO OUR DECLARATION OF TRUST (AS DESCRIBED UNDER PROPOSALS 3, 4, 5 AND 6), “FOR” APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM AND “FOR” APPROVAL OF HOLDING AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION PROGRAM ON AN ANNUAL BASIS. ALL PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER TO PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF), UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

C Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.+